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                                    LOAN AGREEMENT


     This is a Revolving Credit Loan Agreement (this "Agreement") dated as of January 24, 1995, among

         LIBERTY NATIONAL BANK AND TRUST
           COMPANY OF KENTUCKY
         416 West Jefferson Street
         Louisville, Kentucky 40202

         TUMBLEWEED, LLC
         1900 Mellwood Avenue
         Louisville, Kentucky  40206

                                    RECITALS

     A. This Agreement provides for a Revolving Credit (as defined below) in the maximum principal amount of $7,500,000.00, pursuant to which the Borrower (as defined below) may obtain Revolving Credit Loans (as defined below) during the term of this Agreement, upon the terms and subject to the conditions contained herein.

     B. The Lender (as defined below) and the Borrower anticipate that proceeds from the Revolving Credit will be used to finance the acquisition of the Borrower's operating assets and for the Borrower's working capital needs.

     NOW, THEREFORE, the parties hereto agree as follows:

                               Section 1 -- DEFINITIONS

     As used in this Agreement, the following terms and phrases shall have the meanings set out after them:

     "Accounts Receivable" shall have the meaning given it in the Security Agreement.

     "Affiliate" shall mean, (1) any Person that directly or indirectly owns, controls or holds with power to vote ten percent (10%) or more of the outstanding voting securities of the Borrower (a "Specified Person"), (2) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Specified Person, (3) any Person directly or indirectly controlling, controlled by or under common control with such Specified Person, (4) any executive officer, manager, member director or partner of such Specified Person, and (5) if such Specified Person is an executive officer, manager, member director or partner of any other Person, the Person for which such Specified Person acts in any such capacity.


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     "Board" shall mean the Board of Governors of the Federal Reserve System.

     "Borrower" shall mean Tumbleweed, LLC, a Kentucky limited liability company.

     "Chattel Paper" shall have the meaning given it in the Security Agreement.

     "Collateral" shall have the meaning given it in the Security Agreement.

     "Class A Members" shall mean those persons identified on SCHEDULE 1 attached hereto. SCHEDULE 1 may be amended from time to time to reflect the addition of additional Class A Members to the Company.

     "Class A Member Assumption Agreement" shall mean any assumption agreement, dated as of the date of this Agreement, executed by a Class A Member, substantially in the form of the assumption agreement attached hereto as ANNEX B.

     "Class A Member Default" shall mean (i) a default by a Class A Member in the performance of such Member's obligations under the Class A Member's Assumption Agreement, (ii) the occurrence of an Event of Default under Sections 9.09, 9.10 or 9.11, if such Class A Member is substituted as the "Borrower," or
(iii) the failure by a Class A Member to observe, perform or comply with the terms, obligations, covenants, agreements, conditions or other provisions of any agreement, document or instrument which the Class A Member has entered into with the Lender.

     "Class A Member Letters of Credit" shall mean any irrevocable letter of credit issued for the account of the Class A Members by a bank or banks acceptable at all times to the Lender in a face amount equal to $260,000.00 per Class A Member Unit (or a pro rata portion thereof as to any partial Class A Member Unit), and otherwise in form and substance reasonably satisfactory to the Lender, and any replacement, extension and/or renewal of any such letter of credit.

     "Class A Member Unit" shall mean an investment unit (1) sold pursuant to the Private Placement Memorandum consisting of one Class A Member Unit in the Borrower, and (2) as to which Class A Member Assumption Agreement(s) have been executed pursuant to which an aggregate of $260,000.00 of the Note has been assumed by the applicable Class A Member(s).

     "CPA Firm" shall mean the firm of certified public accountants which regularly performs accounting services for the Borrower, PROVIDED THAT such firm is satisfactory to the Lender in its sole discretion.

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     "Current Liabilities" shall mean all Indebtedness which in accordance with generally accepted accounting principles consistently applied would be classified as current liabilities.

     "Equipment" shall have the meaning given it in the Security Agreement.

     "Event of Default" shall mean any one of the occurrences which are Events of Default under Section 9 of this Agreement.

     "Full Pro rata Portion" shall mean the percentage which (1) the number one bears to (2) the total number of Class A Member Units.

     "General Intangibles" shall have the meaning given it in the Security Agreement.

     "Hazardous Materials" shall mean any and all substances, chemicals or wastes (including, without limitation, asbestos, polychlorinated biphenyls ("PCBs") and petroleum) that are designated or defined (either by inclusion in a list of materials or by reference to exhibited characteristics) as hazardous, toxic or dangerous, or as a pollutant or contaminant in any of the Relevant Environmental Laws.

     "Indebtedness" shall mean all obligations, contingent or otherwise, which, in accordance with generally accepted accounting principles, should be classified on the obligor's balance sheet as liabilities, and includes (1) liabilities (whether or not they should be so classified upon such balance sheet) secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured shall have been assumed or the owner or acquiror of the property otherwise has corporate liability therefor, (2) all obligations with respect to any undertaking to pay or be responsible for the obligations of any other party, or to purchase an obligation owned by any other party, or to purchase assets to enable any other party to discharge one or more of its obligations, whether or not reflected on the balance sheet or in a footnote, and
(3) obligations with respect to leases which, in accordance with generally accepted accounting principles, should be capitalized on the balance sheet.

     "Index Rate" shall mean at any time the annual interest rate most recently designated and announced publicly from time to time by the Lender as its Index Rate in effect at its principal office, and does not necessarily mean or imply that such rate is the lowest rate then available from the Lender to any customer.

     "Instruments" shall have the meaning given it in the Security Agreement.

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     "Inventory" shall have the meaning given it in the Security Agreement.

     "Lender" shall mean Liberty National Bank and Trust Company of Kentucky, a national banking association.

     "Loan Documents" shall mean, collectively, this Agreement and all agreements, documents and instruments referred to in this Agreement which are to be executed by the Borrower and the Class A Members, or any of them, including, without limitation, the Note, the Security Agreement, the Class A Member Assumption Agreements, any Class A Member Letters of Credit, and any other agreement, document or instrument to be executed in connection with this Agreement.

     "Managers" shall initially mean John A. Butorac, Jr. and James M. Mulrooney, and shall include any additional or replacement managers under the Tumbleweed Agreement.

     "Maturity Date" shall mean January 23, 1998.

     "Net Income" shall mean EITHER (a) if the CPA Firm has prepared audited financial statements for the period in question, accompanied by an unqualified opinion, the amount shown in the income statement (prepared and audited by the CPA Firm) as net income, less all items of extraordinary income; or (b) in all other cases, the net income of the Borrower, after exclusion of all items of extraordinary income and after deduction of all direct and indirect expenses, all as determined in accordance with GAAP.

     "Net Worth" shall mean, with respect to a particular accounting for the Borrower, (1) the total consolidated book value of all assets that the Borrower (after deducting all applicable reserves and deferred taxes) MINUS (2) all of the Borrower's Total Debt, as determined in accordance with generally accepted accounting principles consistently applied.

     "Note" shall mean the revolving credit note dated the date of this Agreement by the Borrower, payable to the Lender's order in the maximum principal amount of $7,500,000.00, substantially in the form of the note attached to this Agreement as ANNEX A, and any note or other instrument in renewal, replacement, substitution, extension and/or novation of the note.

     "Offering Documents" shall mean those documents by which the offering of the Class A Member Units was effected and shall include, without limitation, the Private Placement Memorandum, the Tumbleweed Agreement, the Subscription Agreement, and the Class A Member Assumption Agreements.

     "Person" shall mean any individual, firm, trust, partnership, association, company, corporation or other entity.

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     "Private Placement Memorandum" shall mean the private placement memorandum of the Borrower dated October 10, 1994.

     "Relevant Environment Laws" shall mean any and all federal, state and local laws, codes, ordinances, rules, regulations, reported and publicly available orders, reported judicial determinations, and reported and publicly available decisions of an executive body or any governmental and quasi-governmental entity, whether in the past, the present or the future, pertaining to health, safety or the environment in effect in any and all jurisdictions in which the Borrower is or at any time may be doing business, or where the Borrower's assets are located. The Relevant Environmental Laws shall include, but shall not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601, ET SEQ.; the Superfund Amendments and Reauthorization Act, Public Law 99-949, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F, ET SEQ.; the Toxic Substances Control act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ.; and the regulations promulgated in connection therewith; (2) EPA regulations pertaining to asbestos (including 29 C.F.R. Sections 1910.1001 and 1926.58); and any state and local laws and regulations pertaining to Hazardous Materials and/or asbestos.

     "Regulation U" shall mean Regulation U of the Board.

     "Request for Disbursement" shall mean a written request, or an oral request which is promptly confirmed by a written request which is, signed by each of the Managers of the Borrower for a Revolving Credit Loan in form, substance and detail satisfactory to the Lender.

     "Revolving Credit" shall have the same meaning given it in Section 2 of this Agreement.

     "Revolving Credit Loan" shall mean any single extension of credit by the Lender to the Borrower pursuant to Section 3.01 of this Agreement.

     "Revolving Credit Loans" shall mean the aggregate of all Revolving Credit Loans, and the interest on all extensions of credit made by the Lender pursuant to this Agreement.

     "Security Agreement" shall mean the Security Agreement between the Borrower and the Lender, of even date herewith, substantially in the form of the security agreement attached hereto as ANNEX C, and incorporated herein by reference.

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     "Security Instruments" shall mean the Security Agreement, the Class A
Member Letters of Credit, the Class A Member Assumption Agreements and any other instrument providing security for the Revolving Credit Loans or any other Indebtedness or obligation of the Borrower, arising out of, in connection with, or relating to, either directly or indirectly, this Agreement or any of the other Loan Documents.

     "Subscription Agreement" shall mean any subscription agreement between a Class A Member and the Borrower executed pursuant to the Private Placement Memorandum.

     "Tangible Net Worth" shall mean the Net Worth of the Borrower MINUS the value of any intangible assets, including, without limitation, organization expenses, patents, trademarks, copyrights, goodwill, research and development, training cost and unamortized debt discount.

     "Tangible Property" shall have the meaning given it in the Security Agreement.

     "Termination Date" shall have the meaning given it in Section 2.02 of this Agreement.

     "Total Debt" shall mean the total unpaid principal balance of, and all accrued but unpaid interest on, all of the Borrower's Indebtedness, including, but not limited to, the Current Liabilities and the Revolving Credit Loans.

     "Tumbleweed" shall mean Tumbleweed, LLC, a Kentucky limited liability company.

     "Tumbleweed Agreement" shall mean the Operating Agreement dated September 19, 1994, for Tumbleweed, f/k/a TW Operations, L.L.C.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Kentucky.

     "Unmatured Default" shall mean the happening of any occurrence which would, together with the giving of any required notice or the passage of any required period of time, constitute an Event of Default.

                          Section 2 -- THE REVOLVING CREDIT

     The Lender hereby establishes a revolving credit (the "Revolving Credit") in favor of the Borrower as follows:

     2.01 AMOUNT. The maximum principal amount of the Revolving Credit shall be Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

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     2.02  TERM OF REVOLVING CREDIT.  The Revolving Credit shall become effective as of the date hereof and shall continue until the earlier to occur of the maturity of the Note or the termination of the Revolving Credit pursuant to this Agreement. The Note shall mature on January 23, 1998. The Revolving Credit may be terminated or suspended in accordance with this Agreement (including, by way of illustration and not by way of limitation, in accordance with Section 2.03).

     2.03  TERMINATION OR SUSPENSION OF REVOLVING CREDIT OTHER THAN BY MATURITY.

          (a) Upon the occurrence and during the continuance of an Event of Default under this Agreement or any other of the Loan Documents, the Revolving Credit may at the Lender's option terminate and all amounts payable under the Note and all other Indebtedness secured by the Security Agreement shall automatically become due and payable in full.

          (b) If (1) the Borrower shall suffer a material adverse change in business prospects or financial condition, (2) an event occurs which the Lender in good faith determines adversely affects the Lender's prospects for repayment of the amounts due thereafter under the Note (it being understood and agreed by the parties, however, that financial performance by the Borrower which is not substantially in accordance with or better than that forecasted in the Private Placement Memorandum shall not constitute, in and of itself, (A) a material adverse change in the Borrower's business prospects or financial condition in violation of clause (1) above, or (B) an event which adversely affects the Lender's prospects for repayment of the amounts due thereafter under the Note in violation of clause (2) above), or (3) an Unmatured Default shall occur and be continuing, then the Lender may suspend the Revolving Credit and the Borrower shall not have any right to request or receive any Revolving Credit Loan pursuant to this Agreement so long as the suspension remains in effect.

          (c) The suspension or termination of the Revolving Credit shall not in any way release the Borrower from obligations incurred under this Agreement prior to termination, nor shall either suspension or termination of the Revolving Credit terminate this Agreement. The provisions of this Agreement and the security interests created to secure the Revolving Credit Loans shall continue in full force and effect until all amounts, including, without limitation, interest, penalties and other charges, owed by the Borrower to the Lender have been paid in full.

                          Section 3 -- THE REVOLVING CREDIT

     3.01 REVOLVING CREDIT LOANS. Upon the terms and subject to the conditions of this Agreement, so long as the Revolving Credit remains in effect and is not suspended or terminated, the Lender

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shall grant the Borrower such Revolving Credit Loans as the Borrower may request from time to time in accordance with the provisions of this Agreement. Upon the terms and subject to the conditions of this Agreement, the Borrower shall have the right to borrow Revolving Credit Loans with an aggregate outstanding unpaid principal balance of up to $7,500,000.00, so long as (a) no Event of Default or Unmatured Default shall exist at the time a Request for Disbursement is made; (b) all requirements for disbursement provided in the Loan Documents have been satisfied; (c) the aggregate outstanding unpaid principal balance of all Revolving Credit Loans, as the same may exist from time to time, does not exceed the aggregate amount of Indebtedness of the Borrower to the Lender assumed by all Class A Members pursuant to Class A Member Assumption Agreements, and as to which there is not a Class A Member Default; and (d) termination or suspension of the Revolving Credit in accordance with this Agreement does not sooner occur.
The Revolving Credit Loans shall be evidenced by and payable in accordance with the Note and on the terms of this Agreement. In the event of any discrepancy between the terms of the executed Note and this Agreement, the terms of the executed Note shall prevail. In any event, at no time shall the aggregate unpaid principal balance of all Revolving Credit Loans made pursuant to this Agreement which are outstanding at any one time exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

     3.02 INTEREST. The aggregate outstanding unpaid principal balance of the Revolving Credit Loans, as such balance may exist from time to time, shall bear interest at an annual rate equal to the Index Rate, from time to time in effect, PLUS 25/100 percent (0.25%), from the date each Revolving Credit Loan is made pursuant to this Agreement until the entire principal balance of and all accrued interest on all Revolving Credit Loans have been paid. The interest rate shall be adjusted, from time to time, on the same day on which the Lender changes the Index Rate. All interest on Revolving Credit Loans shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of 360 days.

     3.03 PURPOSE OF REVOLVING CREDIT LOANS. The Borrower shall use the proceeds of the Revolving Credit Loans to finance the acquisition of the Borrower's operating assets and to provide for the Borrower's working capital needs.

     3.04 PROCEDURES AND CONDITIONS. Each Revolving Credit Loan obtained by the Borrower shall be subject to the following terms and conditions:

          (a) Each Revolving Credit Loan obtained by the Borrower shall be in the minimum principal amount of $25,000.00 unless the balance of the Revolving Credit available for Revolving Credit Loans is at any time less than $25,000.00, in

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which event a single draw in the amount of such available balance shall be permitted.

          (b) Whenever the Borrower desires to obtain a Revolving Credit Loan, the Borrower shall make or deliver a Request for Disbursement to the Lender no later than 11:00 A.M., local time in Louisville, Kentucky, on the date on which the Borrower wishes to have the funds made available, specifying the amount of the Revolving Credit Loan requested, the date on which the Borrower desires the funds to be made available, the purpose for which the Revolving Credit Loan is requested, and the account with the Lender in which the Lender shall deposit such Revolving Credit Loan. The Lender shall deposit each Revolving Credit Loan the Lender grants pursuant to this Agreement in the demand deposit and disbursement account with the Lender which is designated by the Borrower.

          (c) The Borrower shall not be entitled to obtain any Revolving Credit Loan if any Event of Default, or Unmatured Default exists at the time of the making of the Request for Disbursement, or would exist upon the making of the Revolving Credit Loan requested, even if the Lender does not elect to terminate or suspend the Revolving Credit as a result of such Event of Default, or Unmatured Default.

          (d) If the Borrower requests any Revolving Credit Loan which, if made, would cause the aggregate principal amount of Revolving Credit Loans then outstanding to exceed the maximum available amount of the Revolving Credit (under Section 3.01 of this Agreement), then the Lender may, in its sole discretion, (1) disburse all of the requested Revolving Credit Loan, in which event, the maximum available amount of the Revolving Credit for purposes of this Agreement shall temporarily be increased to the extent of such excess unless and until the outstanding unpaid principal balance of the Revolving Credit Loans is reduced in the normal course of the loan transactions hereunder to an amount equal to or less than the maximum available amount of the Revolving Credit set forth in Section 3.01 hereof, or (2) disburse that part of the requested Revolving Credit Loan which would cause the aggregate principal amount of the Revolving Credit Loans then outstanding to equal the maximum available amount of the Revolving Credit.

          (e) All Revolving Credit Loans shall be made in strict compliance with the terms and conditions of this Agreement, unless the Lender elects in its sole discretion to waive any of those terms and conditions. The waiver of any terms and conditions with respect to any one Revolving Credit Loan shall not constitute a waiver of the same or any other terms or conditions with respect to any other Revolving Credit Loan.

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          (f)  Each request by the Borrower for a Revolving Credit Loan hereunder shall constitute the re-making of the representations and warranties by the Borrower contained in Section 8 of this Agreement.

     3.05  MINIMUM PRINCIPAL BALANCE.

          (a) If, for any reason, after the making of the first Revolving Credit Loan the principal balance of the Revolving Credit Note is reduced below $1,000.00, then, at the option either of the Borrower or of the Lender, the Revolving Credit shall terminate upon five (5) banking days prior notice to the others of them and all amounts due to the Lender under this Agreement and the other Loan Documents shall then immediately be paid by the Borrower to the Lender. Upon such payment, all security interests of the Lender in the Collateral shall be released and the Borrower shall not be entitled to thereafter obtain any further disbursements of the Revolving Credit under this Agreement.

          (b) If within thirty (30) days after a termination of the Revolving Credit pursuant to Section 3.05(a) above, the Borrower requests that the Revolving Credit be reinstated and the Borrower, at the Borrower's expense, deliver to the Lender such documentation as the Lender may request in its sole discretion, including, but not limited to, an opinion of counsel satisfactory to the Lender that no intervening lien or other encumbrance has been filed or otherwise exists which would affect the first priority security interests of the Lender in the Collateral upon reinstatement of the Revolving Credit, then the Lender shall reinstate the Revolving Credit upon the terms and subject to the conditions of this Agreement and the other Loan Documents.

     3.06 NOTATION OF DISBURSEMENTS AND PAYMENTS. Disbursements of, and payments of principal with respect to, the Revolving Credit Loans shall be evidenced by the Lender's notations made in the Lender's electronic data processing equipment showing the date and amount of each advance or each payment of principal or both. The principal amount outstanding under the Note from time to time shall also be recorded by the Lender on that data processing equipment. Once each quarter during the term of the Revolving Credit, and at any other time upon written request by a Borrower, the Lender shall give the Borrower written notice of the outstanding principal balance of the Note and shall further disclose the applicable interest rate (but the failure of the Lender to provide such written notice and/or disclosure shall not relieve the Borrower of any obligations of the Borrower, payment or otherwise, under this Agreement or any other of the Loan Documents, nor otherwise derogate any of the obligations or liabilities of the Borrower under this Agreement or any other of the Loan Documents). The aggregate amount of all disbursements of the Revolving Credit Loans made and recorded in the Lender's

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electronic data processing equipment, less all of the payments of principal made by the Borrower on the Revolving Credit Loans and recorded in the Lender's electronic data processing equipment, shall be prima facie evidence of the outstanding principal balance due under the Note.

                    Section 4 -- PAYMENT OF REVOLVING CREDIT LOANS

     4.01 NOTE PRINCIPAL PAYMENT. The Borrower shall pay to the Lender the entire outstanding unpaid principal balance of, and all accrued but unpaid interest on, all Revolving Credit Loans on the Maturity Date, or upon acceleration as provided in this Agreement.

     4.02 NOTE INTEREST PAYMENTS. Commencing on March 1, 1995, and continuing on the first (1st) day of each and every calendar month during the term of the Revolving Credit and upon the Maturity Date, or upon acceleration as provided in this Agreement, the Borrower shall pay all accrued but unpaid interest on the outstanding unpaid principal balance of all Revolving Credit Loans until the entire principal balance of, and all accrued but unpaid interest on, all Revolving Credit Loans have been paid in full.

     4.03 APPLICATION OF PAYMENTS. The payments described in Section 4.02 of this Agreement will be applied in accordance with the terms of the Note.

     4.04 PAYDOWNS OF THE NOTE. The Borrower may at any time, and from time to time, without penalty or premium, make principal payments of the Note in whole or in part before the Maturity Date. Each such principal payment made by the Borrower with respect to the Note shall be greater than or equal to $10,000.00, and shall be applied to payment of principal of the Revolving Credit Loans which, according to the records of the Lender, have been most recently disbursed.

                            Section 5 -- SECURITY FOR AND
                          ASSUMPTION OF THE REVOLVING CREDIT

     The Note and the Revolving Credit Loans evidenced thereby, are and shall be secured by and/or entitled to the benefits of all of the following:

     5.01 SECURITY INTEREST IN THE COLLATERAL. The Note and the Revolving Credit Loans shall be secured by the security interests created pursuant to the Security Agreement. Pursuant to the Security Agreement, the Borrower shall grant to the Lender security interests in the Collateral.

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     5.02  RIGHT OF OFFSET.  The Revolving Credit Loans shall be secured by the right of offset provided in Section 10.03 of this Agreement.

     5.03 ASSUMPTION AGREEMENTS. Pursuant to the Class A Member Assumption Agreements, each Class A Member shall assume a portion of the Borrower's obligations under this Agreement and the other Loan Documents as provided therein, as described in each such Class A Member Assumption Agreement. The Indebtedness assumed by each Class A Member shall be several, separate and pro rata. For each Class A Member Unit, the associated Class A Member's assumed indebtedness shall be a Full Pro rata Portion of the Borrower's obligations to the Lender under all of the Loan Documents (which assumption shall be prorated with respect to any partial Class A Member Unit). For example, in the event that the maximum offering of 30 Units is sold pursuant to the Offering Documents, the assumed indebtedness of a Class A Member purchasing three Class A Member Units would be ten percent (10%) (three times the Full Pro rata Portion of 1/30th or 10%) of the Borrower's obligations to the Lender under all of the Loan Documents and the assumed indebtedness of a Class A Member purchasing one of Class A Member Unit would be approximately 3.34% (a Full Pro rata Portion of 1/30 or 3.34%) of the Borrower's obligations to the Lender under all of the Loan Documents. Similarly, in the event that the minimum offering of 24 Class A Member Units is sold pursuant to the Offering Documents, the assumed indebtedness of a Class A Member purchasing three Class A Member Units would be approximately 12.5% (three times the Full Pro rata Portion of 1/24 or 12.5%) and the assumed indebtedness of a Class A Member purchasing one Class A Member Unit would be approximately 4.167% (a Full Pro rata Portion of 1/24 or 4.167%).

     5.04 COLLATERAL SECURITY OF CLASS A MEMBERS. If required by the Lender, at any time in its sole discretion, each Class A Member shall, within forty-five (45) days after the Lender requests, provide a Class A Member Letter of Credit or other satisfactory collateral. Each required Class A Member Letter of Credit, if any, shall remain outstanding and in effect during the entire term of the Revolving Credit, plus 180 days thereafter. If any Class A Member Letter of Credit (or any replacement Class A Member Letter of Credit) has an expiration date sooner than that, and such Class A Member Letter of Credit (or replacement Class A Member Letter of Credit) is not renewed at least 60 days prior to its expiration date, the Lender shall have the right to draw upon such Class A Member Letter of Credit (or replacement) and to use the proceeds to purchase certificates of deposit in the name of the respective Class A Member, which shall be pledged to the Lender upon terms and conditions acceptable to the Lender, in the exercise of its sole discretion, as collateral security for all obligations of such Class A Member previously secured by such Class A Member Letter of Credit. Upon the occurrence of a default under or with respect to a particular Class A Member

Assumption Agreement, or the Loan Documents assumed thereby, the Lender shall have the right to draw against the appropriate Class A Member Letter of Credit to such extent as the Lender shall determine in its sole discretion and to apply the proceeds as provided in the appropriate Class A Member Assumption Agreement (in which case the maximum amount of the Revolving Credit shall be reduced by the amount of the proceeds so applied).

     5.05 EXERCISE OF RIGHTS. The Borrower hereby waives any requirement of marshaling of assets and/or any other legal or equitable doctrine which might otherwise require the Lender to proceed against any Persons or any of the Collateral or any other property or with respect to any other rights in any particular order. Upon an Event of Default, the Lender may choose to exercise any of its rights or enforce any of its security interests, or decline to enforce any of its rights or enforce any of its security interests, at the Lender's sole discretion. The failure of the Lender to exercise any rights or enforce any security interest shall not release any Person or property with respect to which the Lender has any rights or any security interests, or in any way limit or diminish the Lender's rights with respect to any such property or Person. The failure of the Lender to exercise any rights or enforce any security interest shall not release any Person or property with respect to which the Lender has any rights or any security interests, or in any way limit or diminish the Lender's rights with respect to any such property or Person.

                          Section 6 -- CONDITIONS PRECEDENT

     6.01 CONDITIONS PRECEDENT TO THE FIRST REVOLVING CREDIT LOAN. The Borrower's right to request and receive Revolving Credit Loans shall be conditioned upon the fulfillment of all the following conditions prior to the making of the first Revolving Credit Loan:

          (a) RESOLUTIONS. The Borrower shall have furnished the Lender with a certified copy of the resolutions (1) authorizing the execution of this Agreement, the Note, the Security Instruments, and any other documents, instruments and agreements referred to herein which are required to be executed and delivered by the Borrower, its Managers, or any of them, and (2) authorizing consummation of the transactions contemplated by this Agreement.

          (b) EXECUTED AGREEMENTS AND DOCUMENTS. The Borrower shall have delivered, or shall have caused to be delivered, to the Lender each of the following agreements and documents duly and fully executed by all applicable parties with respect thereto other than the Lender:

               (1)  this Agreement;

               (2)  the Note;

               (3)  the Security Agreement;

               (4)  the Class A Member Assumption Agreements;

               (5) any and all security agreements, pledge agreements, assignments, Class A Member Letters of Credit, and other agreements, documents or instruments evidencing, securing, and/or pertaining to the Revolving Credit; and

               (6) such financing statements or other documents for filing with public officials with respect to the Security Agreement and the other Loan Documents as the Lender may reasonably request

          (c) EVIDENCE OF AUTHORITY. The Borrower shall have furnished the Lender with evidence satisfactory to the Lender that the person(s) who execute the Loan Documents on behalf of the Borrower have been fully authorized to execute the Loan Documents on behalf of the Borrower, together with the true signature of such persons.

          (d) THE BORROWER'S FINANCIAL STATEMENTS. The Borrower shall have furnished the Lender with current balance sheets, income statements and statements of profit and loss of the Borrower. The Borrower's initial financial statements shall be prepared internally, and subsequent annual financial statements shall be audited by the CPA Firm. The business and financial condition of the Borrower shall be satisfactory to the Lender in all respects, as determined by the Lender in the exercise of its sole discretion (it being understood and agreed by the parties, however, that financial performance by the Borrower which is not substantially in accordance with or better than that forecasted in the Private Placement Memorandum shall not constitute, in and of itself, an unsatisfactory business or financial condition).

          (e) UNIFORM COMMERCIAL CODE RECORD SEARCHES. The results of the Uniform Commercial Code record searches with respect to the Borrower's Accounts Receivable, Inventory, Instruments, Chattel Paper, General Intangibles, Equipment and other Tangible Property shall be satisfactory to the Lender in all respects, in the Lender's sole discretion.

          (f) NO CHANGE IN CONDITION. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower, from that existing on the date of the financial statements delivered to the Lender in connection with the Lender's review of the Borrower in preparation for the Lender's agreement to extend to the Borrower the Revolving Credit (it being understood and agreed by the parties, however, that financial performance by the Borrower which is not substantially in accordance with or better than that forecasted in the Private Placement Memorandum shall not constitute, in and of itself, a material adverse change in the condition, financial or otherwise, of the Borrower).

          (g) GOVERNMENTAL APPROVALS. The Borrower shall have obtained all required governmental permits, certificates, consents and franchises necessary to conduct the business now being conducted by the Borrower, and to own, lease and operate the Borrower's business and property as they are now owned, leased and operated.

          (h) REPRESENTATION AND WARRANTIES. Each and every representation and warranty made by or on behalf of the Borrower relating to the Loan Documents or the transactions contemplated thereby shall be true, complete and correct on and as of the date such Revolving Credit Loan is to be made.

          (i) NO DEFAULTS. There shall exist no Event of Default, or Unmatured Default which has not been cured to the Lender's satisfaction.

          (j) FEES AND EXPENSES. The Borrower shall have paid (i) a loan commitment fee not to exceed $75,000.00, and (ii) all out-of-pocket expenses incurred by the Lender in connection with the transactions contemplated under this Agreement, including, but not limited to, the Lender's reasonable attorneys' fees incurred in preparing and negotiating the Loan Documents.

          (k) PROOF OF INSURANCE. The Borrower shall have furnished the Lender with a certificate of its insurance carrier demonstrating the Borrower's compliance with the requirements of Section 7.01 of this Agreement.

          (l) CERTIFICATES OF EXISTENCE OR GOOD STANDING. The Borrower shall have furnished the Lender with a certificate of existence dated as of a recent date from the Secretary of State of the Commonwealth of Kentucky and a certificate of good standing or existence issued by the Secretary of State of each state in which the Borrower transacts business.

          (m) RECORDINGS AND FILINGS. All financing statements or other instruments as the Lender may request have been executed and delivered by the Borrower and filed or recorded in such public offices as the Lender may request to perfect the security interests which secure the Revolving Credit Loans.

          (n) CERTIFICATE OF ORGANIZATION AND OPERATING AGREEMENT. The Borrower shall have furnished the Lender with certified copies of the Borrower's Articles of Organization and Operating Agreement.

     6.02 CONDITIONS PRECEDENT TO SUBSEQUENT REVOLVING CREDIT LOANS. The Borrower's right to request and receive Revolving Credit Loans after the first Revolving Credit Loan shall be conditioned upon the fulfillment of the conditions set out in Sections 6.01(b), (d), (f), (g), (h), and (i), of this Agreement.

                            Section 7 -- GENERAL COVENANTS

     During the term of this Agreement, the Borrower shall comply with all of the following provisions:

     7.01  INSURANCE.  The Borrower shall maintain insurance as follows:

          (a) LIABILITY INSURANCE. The Borrower, at its own cost and expense, shall procure, maintain and carry in full force and effect general liability, public liability, workers' compensation liability and property damage insurance with respect to its actions and operations to such extent, in such amounts and with such deductibles as are commonly carried by prudent businesses similarly situated. Without limiting the foregoing, such insurance shall insure against any liability for loss, injury, damage or claims caused by or arising out of or in connection with the operation of the Borrower's business, including, without limitation, injury to or death of the Borrower's employees, agents or any other persons and damage to or destruction of public or private property.

          (b) PHYSICAL DAMAGE INSURANCE. The Borrower, at its own cost and expense, shall insure all of its insurable properties to such extent, against such hazards, in the amount of coverage and with such deductibles as are commonly carried by prudent businesses similarly situated.

          (c)  GENERAL INSURANCE REQUIREMENTS.

               (1) All insurance which the Borrower is required to maintain shall be satisfactory to the Lender in form, amount and insurer. Such insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentation or negligence of the Borrower. Each policy shall contain an agreement by the insurer that, notwithstanding lapse of a policy for any reason, or right of cancellation by the insurer or any cancellation by the Borrower, such policy shall continue in full force and effect for the benefit of the Lender for at least sixty (60) days after written notice thereof to the Lender and the Borrower, and no alteration in any such policy shall be made except upon sixty (60) days written notice of such proposed alteration to the Lender and the Borrower and written approval by the Lender. All policies of insurance required by this Section 7 shall name the Lender as a loss payee and additional insured (as applicable).

               (2) Prior to the expiration date of any policy of insurance maintained pursuant to this Agreement, the Borrower shall provide the Lender with a certificate of insurance evidencing the acquisition of a new policy, or an extension or renewal of an existing policy, evidencing the Borrower's due compliance with this section.

               (3) If the Borrower fails to acquire any policy of insurance required to be maintained pursuant to this section, or fails to renew or replace any such policy at least five (5) days prior to the expiration thereof, or fails to keep any such policy in full force and effect, the Lender shall have the option (but not the obligation) to pay the premiums on any such policy of insurance or to take out new insurance in amount, type, coverage and terms satisfactory to the Lender. Any amounts paid therefor by the Lender shall be immediately due and payable to the Lender by the Borrower, upon demand. No exercise by the Lender of such option shall in any way affect the provisions of this Agreement, including, without limitation, the provision that failure by the Borrower to maintain the prescribed insurance shall constitute an Event of Default.

     7.02  TAXES AND OTHER PAYMENT OBLIGATIONS.

          (a) Subject to the provisions of Section 7.02(b) hereof, the Borrower shall pay and discharge, or cause to be paid and discharged, each before it becomes in arrears, all taxes, assessments, governmental charges, levies, and claims for labor, materials or supplies which if unpaid might become a lien or charge upon any of its property, and all of its other debts, obligations and liabilities.

          (b) The Borrower may refrain from paying any amount it would be required to pay pursuant to subparagraph (a) of this Section 7.02 if the validity or amount thereof is being contested in good faith negotiations and by appropriate administrative or judicial proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, provided that if the Borrower is engaged in such contest, the Borrower shall have set aside on its books appropriate reserves with respect thereto. If the validity or amount of any such obligation in excess of $50,000.00 shall be contested pursuant to the provisions of this subparagraph, the Borrower shall notify the Lender immediately upon the institution of the proceedings contesting the obligation.

     7.03  FINANCIAL STATEMENTS.

          (a) ANNUAL FINANCIAL STATEMENTS. With respect to the Borrower, as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the Borrower shall furnish to the Lender the financial statements audited by the CPA Firm consisting of a balance sheet, income statement, and statement of profit and loss for such fiscal year together with comparative figures for the next preceding fiscal year, all in form and substance satisfactory to the Lender.

          (b) QUARTERLY FINANCIAL INFORMATION STATEMENTS. As soon as available, and in any event within fifty (50) days after the end of each calendar quarter, the Borrower shall furnish the Lender with a balance sheet and income statement for the quarter just ended, unaudited but accompanied by a certificate signed by its Managers stating that such financial statements are correct and accurate (subject to audit and year-end adjustments). The first such report shall be delivered to the Lender on or before July 21, 1995.

          (c) ADDITIONAL FINANCIAL INFORMATION. The Borrower shall deliver to the Lender such additional information with respect to its financial condition as may be reasonably requested by the Lender from time to time.

     7.04 FINANCIAL RECORDS. The Borrower shall maintain systems of accounting in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a basis consistent with prior years and, without limitation, making appropriate accruals and reserves for, or notes as to, estimated contingent losses and liabilities.

     7.05 PROPERTIES. The Borrower shall maintain its fixed assets in good condition, subject only to normal wear and tear, and make all necessary and proper repairs, renewals and replacements. The Borrower shall comply with all material leases and other material agreements in order to prevent loss or forfeiture, unless compliance is being contested in good faith negotiations and by appropriate proceedings timely instituted which shall operate to prevent enforcement of the loss or forfeiture.

     7.06 EXISTENCE AND GOOD STANDING. The Borrower shall preserve its existence. The Borrower shall be and remain qualified to do business, and in good standing, in all states in which it is required to be so qualified.

     7.07  NOTICE REQUIREMENTS.

          (a) DEFAULT. The Borrower shall notify the Lender in writing (1) immediately if such Borrower, or any of the Borrower's Managers or key employees, has actual knowledge that an Event of Default, Class A Member Default or Unmatured Default has occurred, or that any representation or warranty made in this Agreement, any of the other Loan Documents or in any related document or instrument, was not true and complete or was misleading in any material respect, when made; and (2) within fifteen (15) days after Borrower has constructive notice of any Event of Default, Class A Member Default or Unmatured Default or has notice that any representation or warranty made in this Agreement, any of the other Loan Documents or in any related document or instrument, for any reason was not true and complete, or was misleading in any material respect, when made. Such notice shall specify the nature of such Event of Default, Class A Member Default or Unmatured Default and the action the Borrower has taken, or will take, to correct it.

          (b) MATERIAL LITIGATION. The Borrower promptly shall notify the Lender in writing of the institution or existence of any litigation or administrative proceeding of which the Borrower has knowledge or which the Borrower is or may become a party, and which might involve any material risk of any judgment of a liability which (1) would be in excess of $100,000.00, or (2) would otherwise result in any material adverse change in the business, assets or condition, financial or otherwise, of Borrower.

          (c) OTHER INFORMATION. From time to time, upon request by the Lender, the Borrower shall furnish to the Lender, such information regarding such entity's business, assets and condition, financial or otherwise, as the Lender may reasonably request. The Lender shall have the right during reasonable business hours to examine all of the business and financial books and records of the Borrower and to make notes and abstracts therefrom, to make an independent examination of the books and records of the Borrower for the purpose of verifying the accuracy of reports delivered by such entity and ascertaining compliance with this Agreement. The Lender shall give forty-eight (48) hours prior oral or written notice of any examination to be conducted by the Lender in accordance with the preceding sentence unless an Event of Default or Unmatured Default has occurred and is continuing, in which event the Lender shall not be required to give any notice prior to conducting any such examination. All information furnished to, or obtained by, the Lender pursuant to this Agreement shall be treated as confidential information.

          (d) LOSS OF ASSETS. Promptly, but in no event later than ten (10) days after each loss, the Borrower shall notify the

Lender of any loss of its assets due to fire, theft or otherwise if the total amount of such loss exceeds $100,000.00.

          (e) CHANGE IN A BORROWER'S NAME OR LOCATION. The Borrower shall notify the Lender in writing at least thirty (30) days in advance of effecting any change in (1) the Borrower's name, except that the Borrower shall change its name to "Tumbleweed LLC" effective as of the date of this Agreement, (2) the location of its principal place of business, (3) the place where any of its Collateral or records respecting its Collateral are kept (the Borrower shall not remove any part of its Collateral or records respecting its Collateral from any such location, other than temporarily in the ordinary course of business), or
(4) the name or location of the Borrower's registered agent. The Borrower shall assist the Lender in filing such security agreements, financing statements or other notices reasonably deemed necessary by the Lender to preserve and maintain the continued validity, enforceability and priority of the Lender's security interest in the Collateral.

     7.08 NOTE, SECURITY INSTRUMENTS. The Borrower pay the Note in accordance with its terms. The Borrower shall also comply with the provisions of each of the Security Instruments to which it is a party.

     7.09 COMPLIANCE WITH LAW. The Borrower shall comply in all material respects with (a) all valid and applicable statutes, rules and regulations of the United States of America, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to such Borrower; (b) the orders, judgments and decrees of all courts or administrative agencies with jurisdiction over such Borrower or its business; and (c) the provisions of licenses issued to the Borrower pursuant thereto, except where compliance therewith shall be currently contested in good faith negotiations and by appropriate administrative or judicial proceedings, timely instituted, which shall operate to stay any order with respect to such noncompliance.

     7.10 LIENS. Except for liens granted by the Borrower to PNC Bank, Kentucky, Inc. and Stock Yards Bank and Trust Company, securing indebtedness in the maximum aggregate amount of $3,100,000.00, security interests granted by the Borrower to the Lender contemporaneously with the execution of this Agreement, and except for liens, acquisitions, sales, assignments, pledges or other transfers permitted under this Agreement, the Borrower shall not (a) transfer any such property or assets or the income or profits therefrom for the purpose of subjecting the same to payment of indebtedness or performance of any other obligation except payments made in accordance with Section 7.02 of this Agreement, payments made to the Lender in accordance with the terms and provisions of this Agreement, or payments or distributions permitted pursuant to Section 7.11 of this Agreement, or (b) sell, assign, pledge or otherwise transfer any of the Collateral with or without recourse, except for Inventory in the ordinary course of business. The Borrower may incur or create, or suffer to be incurred or created or to exist, the following liens without violating the provisions of this Section 7.10:

               (1) Deposits or pledges made in connection with, or to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security, or in connection with contests, to the extent that payment thereof shall not at that time be required to be made in accordance with Section 7.02 of this Agreement.

               (2) Statutory liens for taxes or assessments or governmental charges or levies if payment shall not at the time be required to be made in accordance with Section 7.02 of this Agreement.

               (3) With respect to the Collateral, the Borrower may incur purchase money liens or purchase money security interests.

               (4) Statutory liens (A) to secure payment of rent or lease payments with respect to leases of real property, or (B) to secure claims for labor, material or supplies to the extent that such payments shall at the time be contested in good faith by appropriate administrative or judicial proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested; provided, that, if requested by the Lender in writing, the Borrower shall have set aside on its books and records appropriate reserves (consistent with generally accepted accounting principles) with respect to actions against the Borrower.

               (5) Encumbrances, mortgages, pledges, liens, charges, restrictions or security interests which are subordinate to those granted by the Borrower to the Lender contemporaneously with the execution of this Agreement and which are granted in connection with the furnishing of funds by any Person to the Borrower for use in the ordinary course of business of the Borrower.

     7.11 DISTRIBUTIONS; ACQUISITION OF STOCK; NEW UNITS; PRINCIPAL PAYMENTS ON NOTE. The Borrower shall not:

          (a) Except for distributions by the Borrower to the Lender on behalf of the Class A Members, which are deemed to be distributions under the Tumbleweed Agreement to such Class A Members, make any cash payments, cash advances or distributions on or in respect of any Class A Member Unit or other interest in the Borrower (by reduction of capital or otherwise), or extend any credit to any member of the Borrower or any Affiliate of the Borrower, or make any payments of principal on any note of the Borrower payable to any member of the Borrower or Affiliate of the Borrower, unless, at the same time, the cash payment, cash advance, distribution or extension of credit would be made, (1) the distribution is required under the Tumbleweed Agreement, (2) all principal and interest payments on the Revolving Credit then due or past due have been made, and (3) the Borrower has reserved an amount equal to all principal and interest payments on the Revolving Credit which will become due during the remainder of such fiscal year; provided, however, that so long as no Event of Default has occurred or is continuing this Section 7.11(a) shall not prohibit or restrict the payment of reasonable compensation to any member or manager of the Borrower or any Affiliate of the Borrower for services actually performed as contemplated in and for compensation described by the Private Placement Memorandum.

          (b) Purchase, retire, reacquire or redeem any Class A Member Unit or other interest in the Borrower, or set apart any sum for the purpose of retirement, acquisition, purchase or redemption of any Class A Member Unit or other interest in such Borrower.

     7.12 MERGERS, SALES, TRANSFERS AND OTHER DISPOSITIONS OF ASSETS. Without the Lender's prior written consent, except as contemplated in the Private Placement Agreement, which shall not be unreasonably withheld, the Borrower shall not:

          (a)  Sell or otherwise transfer any material part of its assets;

          (b) Purchase all or a substantial part of the assets of any other business enterprise, except for transactions in the ordinary course and consistent with the Borrower's existing business, or as described in the Private Placement Memorandum;

          (c)  Effect any change in its name or business;

          (d) Sell, assign, pledge, encumber or otherwise dispose of, with or without recourse, any of the Collateral (except Inventory in the ordinary course of business), except the endorsement of negotiable instruments for the purpose of collection in the ordinary course of business;

          (e)  merge or consolidate with or into any other business enterprise;
or

          (f) Liquidate or dissolve or take any action with a view toward liquidation or dissolution.

     7.13 PREPAYMENTS OF INDEBTEDNESS. The Borrower shall not prepay any existing Indebtedness owing to any Person (except prepayments to the Lender permitted under this Loan Agreement), or guarantee or become a co-maker or an accommodation maker on any note or other evidence of Indebtedness or contract of any kind.

     7.14 VERIFICATION OF FINANCIAL INFORMATION. The Lender may at any time, and from time to time, require that any determinations of financial information provided by the Borrower to the Lender be verified by the CPA Firm.

     7.15 NO SIGNIFICANT CHANGE OF BUSINESS. The Borrower shall not significantly change the nature of its business as conducted or proposed on the date of this Agreement.

     7.16 LIMITATION ON LOANS TO ANY PERSON. The Borrower shall not make a loan of any of its assets to any Person.

     7.17 DEMAND DEPOSIT ACCOUNTS. The Borrower shall maintain its primary demand deposit and disbursement account with the Lender.

     7.18 TUMBLEWEED AGREEMENT. Without the Lender's prior written consent, which shall not be unreasonably withheld, the Borrower shall not materially change or amend the Tumbleweed Agreement. If the Borrower amends the Tumbleweed Agreement with or without the Lender's prior written consent, the Borrower shall provide the Lender with a copy of any such amended or restated operating agreement certified by its Managers within ten (10) days of the effective date of any such amendment.

     7.19 NO CHANGE IN MANAGERS. The Borrower shall not allow the removal of John A. Butorac, Jr. or James M. Mulrooney as Managers without the Lender's prior written consent, which shall not be unreasonably withheld, and shall promptly notify the Lender of any such removal despite such Borrower's efforts.

     7.20  ENVIRONMENTAL COMPLIANCE.

          (a) The Borrower shall notify the Lender promptly and in reasonable detail in the event that the Borrower becomes aware of the presence of Hazardous Materials or a violation of the Relevant Environmental Laws resulting from or in connection, directly or indirectly, with the business or operations of the Borrower.

          (b) The Borrower shall ensure that its business and operations comply and continue to comply in all material respects with the Relevant Environmental Laws.

          (c) Should the Borrower conduct any business or operations in such a way as to subject the Borrower or the Lender to a claim or violation of the Relevant Environmental Laws (unless contested in good faith), the Borrower shall immediately remedy and fully cure any conditions arising therefrom, at its own cost and expense.

          (d)  At its sole cost and expense, the Borrower shall

               (1) Pay immediately when due the cost of compliance with the Relevant Environmental Laws; and

               (2) Keep the Borrower's business, assets and operations free of any lien imposed pursuant to the Relevant Environmental Laws.

          (e) The Lender shall not be liable for, and the Borrower shall immediately pay to the Lender when incurred and shall indemnify, defend and hold the Lender harmless from and against, all loss, cost, liability, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the Lender may suffer or incur as mortgagee (as holder of or assignee in possession or as successor in interest to the Borrower as owner of a Lease, by virtue of exercising the Lender's right pursuant to a security interest thereof) as a result of or in connection in any way with any of the Relevant Environmental Laws (including, without limitation, the assertion that any lien existing pursuant to the Relevant Environmental Laws takes priority over the lien or security interest of the Lender's), or any environmental assessment or study from time to time reasonably undertaken or requested by Lender or breach of any covenant or undertaking by the Borrower.

          (f) There shall not occur any Hazardous Discharge or Environmental Complaint.

     7.21 ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. Without the Lender's prior written consent, which shall not be withheld or delayed unreasonably, the Borrower shall not make any changes in or amendments to its Articles of Organization or the Tumbleweed Agreement.

     7.22 NET INCOME. The Borrower shall have a minimum annual Net Income of $600,000.00.

                     Section 8 -- REPRESENTATIONS AND WARRANTIES

     To induce the Lender to enter into this Agreement and to make the Revolving Credit Loans, the Borrower represents and warrants to the Lender as follows:

     8.01 GOVERNMENTAL FRANCHISES AND THE LIKE. The Borrower has all required governmental permits, certificates, consents and franchises necessary to the business now being conducted by it, and to own, lease and operate its respective businesses and property as now owned, leased and operated. All such governmental permits, certificates, consents and franchises are valid and in effect, and the Borrower is not in violation of any of them. None of those governmental permits, certificates, consents or franchises contain any term, provision, condition or limitation materially more burdensome than that which is generally applicable to persons engaged in the same or similar businesses as the Borrower.

     8.02 FINANCIAL STATEMENTS. No material adverse change has occurred in the financial condition of the Borrower since the date of the financial statements the Borrower has delivered to the Lender pursuant to Section 7.03, and such financial statements are true and complete, have been prepared in accordance with generally accepted accounting principles consistently applied, and omit no material contingent liabilities of any kind, and fairly present the financial condition of the Borrower as the date of its financial statements.

     8.03 NO DEFAULTS. No Unmatured Default or Event of Default exists on the date of this Agreement, nor will any such Unmatured Default or Event of Default begin to exist immediately after the execution and delivery hereof.

     8.04 EXISTENCE. The Borrower is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Kentucky and has paid all fees due and owing to the office of the Secretary of State of the Commonwealth of Kentucky, and has not filed articles of dissolution. The Borrower has all necessary power and authority to carry on the businesses now conducted by it and to be conducted by it. The Borrower is qualified to transact business in every jurisdiction in which, because of the character of its business or operations or ownership of property, it is required to so qualify.

     8.05 RIGHT TO ACT. No registration with or consent or approval of any governmental agency of any kind is required for the execution, delivery, performance and enforceability of the Loan Documents. The Borrower has full power and authority, corporate, partnership and otherwise, to execute, deliver and perform the Loan Documents to which it is a party. Each of the Class A Member has full capacity to execute, deliver and perform the Loan Documents to which each is a party.

     8.06 NO CONFLICTS. The Borrower's execution, delivery and performance of the Loan Documents to which it is a party does not, and will not, (a) violate any provision of the Borrower's Articles of Organization or the Tumbleweed Agreement, or any law, rule, regulation, or judgment, order or decree applicable to the Borrower, or
(b) otherwise constitute a default, impair the ability to perform or result in the imposition of any lien under (1) any existing contract or other obligation binding upon the Borrower or the property of the Borrower, with or without the passage of time or the giving of notice or both; (2) any law, rule or regulation applicable to the Borrower or its business; or (3) any judgment, order or decree of any court or administrative agency applicable to the Borrower.

     8.07 AUTHORIZATION. The execution, delivery and performance of the Loan Documents by the Borrower has been duly authorized by all necessary action by the Borrower, and the Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations enforceable in accordance with their terms.

     8.08  LITIGATION AND TAXES.

          (a) There is no litigation, at law or in equity, or any proceeding before any federal, state or municipal court, board or other governmental or administrative agency pending, or threatened which might involve any judgment or liability against the Borrower or which might otherwise result in any material adverse change in the assets or condition, financial or otherwise, of the Borrower. No judgment, decree or order of any federal, state or municipal court, board or other governmental or administrative agency has been issued against the Borrower or any of its assets which has, or might have, a material adverse effect on the Borrower's business, assets or condition, financial or otherwise.

          (b) The Borrower has filed all tax returns which are required to be filed and has paid or made reasonable provision for the payment of, all taxes which have or may become due pursuant to such returns or pursuant to assessments received. The Borrower does not know of any material additional assessments for which reasonable reserves have not been established, and the Borrower has made reasonable provision for all current taxes.

     8.09  COMPLIANCE WITH CONTRACTUAL OBLIGATIONS AND JUDGMENTS.

          (a) The Borrower is not in default in the payment, performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any lease, indenture, mortgage, deed of trust, promissory note, or agreement, including, without limitation, the Tumbleweed Agreement, any of the Offering Documents or any undertaking to which the Borrower is a party or by which its assets are bound, which default would have a material adverse effect upon the Borrower's business, assets or condition, financial or otherwise.

          (b) The Borrower is not in default with respect to any material judgment, order, writ, injunction, decree or demand of any court, arbitrator or governmental agency or body.

          (c) The Borrower has not violated any applicable statute, regulation or ordinance of the United States of America or of any state, municipality or other subdivision, jurisdiction or agency thereof, in any respect materially and adversely affecting the Borrower's business, property, assets, operations or condition, financial or otherwise.

     8.10 NO UNDISCLOSED LIABILITIES OR GUARANTIES. The Borrower has no material liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 8.02 of this Loan Agreement, nor has the Borrower guaranteed, or otherwise become responsible for, the material obligations of any Person.

     8.11 INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     8.12 REGULATION U. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U. No part of the proceeds of any Revolving Credit Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation U. In particular, without limitation of the foregoing, the Borrower will not use any part of the proceeds of any Revolving Credit Loan to be made hereunder to acquire for itself or for any other person any publicly held securities of any kind. The assets of the Borrower do not include any margin stocks, and the Borrower has no present intention of acquiring any margin stock. As used in this section, the terms "margin stock" and "purpose of purchasing or carrying" shall have the meaning assigned to them in Regulation U, and the term "publicly held," in respect of securities, shall have the meaning assigned to it in Section 220.7(a) of Regulation T of the Board.

     8.13 DISCLOSURE. Neither this Agreement, nor any agreement, document, certificate or statement furnished to the Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower which materially and adversely affects, or in the future might materially and adversely affect, the business, operations, affairs or condition, financial or otherwise, of the Borrower which has not been disclosed to the Lender.

     8.14  OFFERING OF CLASS A MEMBER UNITS.  As of the date of this Agreement,
26.5875 Class A Member Units have been sold pursuant to the Offering Documents.

     8.15 COMPLIANCE WITH SECURITIES LAWS. Each Class A Member Unit has been duly and legally issued, and has not been offered or sold in violation of any federal or state securities laws or regulations.

     8.16 TITLE TO PROPERTIES. Except for liens arising out of financing by PNC Bank, Kentucky, Inc. and Stock Yards Bank and Trust Company, which secure borrowing by the Company from such lenders in the aggregate maximum amount of $3,100,000.00, and with respect to any real property subject to sale leaseback transactions, the Borrower has good and marketable title to all of its property and assets of all character, free and clear of all mortgages, liens and encumbrances except (a) encumbrances granted to the Lender, (b) minor irregularities in title which do not materially interfere with the use and enjoyment by the Borrower of such properties and assets in the normal course of business as presently conducted, or materially impair the value thereof for such business, and (c) any other encumbrances permitted under the express terms of the Borrower Documents.

     8.17  ENVIRONMENTAL MATTERS.

          (a) The Company has duly complied with, and its businesses, operations, assets, equipment, leaseholds and facilities, including, without limitation, the property to be acquired as contemplated in the Offering Documents or the property included among the Collateral (collectively, the "Property"), are in full compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, including, without limitation, all the Relevant Environmental Laws and all other laws and regulations with respect to reporting releases of Hazardous Materials and the registration, testing and maintenance of underground storage tanks.

          (b) The Company has been issued, and the Borrower will obtain and maintain, all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or ground water; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of Hazardous Materials; and
(6) other environmental, health or safety matters.

          (c) The Company has received no notice of, and of or suspect any fact(s) which might constitute violation(s) of any federal, state or local environmental, health or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder, including, without limitation, any of the Relevant Environmental Laws, which relate to the use, ownership or occupancy of any of the Property and the Borrower is not in violation of any covenants, conditions, easements, rights of way or restrictions affecting any of the Property or any rights appurtenant thereto.

          (d) Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release, discharge or threatened release into or upon (1) the air; (2) the soils or any improvements located thereon; (3) the surface water or ground water; or
(4) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Property, of any Hazardous Material at, upon, under, in or from any of the Property (any of which is hereafter referred to as a "Hazardous Discharge").

          (e) There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any other Person with respect to (1) air emissions; (2) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Property; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of Hazardous Materials; or (6) other environmental, health or safety matters, affecting the Company, any of the Property, any improvements located thereon or the business conducted thereon (any of which is hereafter referred to as an "Environmental Complaint").

          (f) Hazardous Materials disposed of, treated or stored on or off-site of any Property owned, leased or operated at any time by the Company have been disposed of, treated and stored in full compliance with all applicable laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation, all Relevant Environmental Laws.

          (g) Except for supplies that are to be used or sold in the ordinary course of the Company's business and in full compliance with all applicable laws, codes and ordinances (the "Supplies"), all of the Property is free of all (1) Hazardous Materials; (2) underground storage tanks; and
(3) underground pipelines. Except for the Supplies, the Company has not stored, treated or disposed of any Hazardous Materials on, in or under any of the Property, or any part thereof, nor have permitted the Property, or any part thereof, to be used for the storage, treatment or disposal of Hazardous Materials. Except for the

Supplies, there has been no storage, treatment, disposal or release of Hazardous Materials on, in or under the Property at any time by any Person.

          (h) Except in accordance with a valid governmental permit, license, certificate or approval, the Company has not transported or accepted for transport any Hazardous Materials.

          (i) The Company is not aware of any claims or litigation, and none of them have received any communication from any Person (including, without limitation, any governmental authority), concerning the presence of Hazardous Materials or concerning any violation or alleged violation of the Relevant Environmental Laws. The Borrower agrees promptly to notify the Lender of any such claims and to furnish the Lender of any such claims and to furnish the Lender with a copy of any such communications received after the date hereof.

          (j) The "Company" shall refer to the operation of the Borrower's business and assets by Tumbleweed Mexican Food, Inc. and Tumbleweed Concepts, Inc., prior to the acquisition of such business and assets by the Borrower from Tumbleweed Mexican Food, Inc. and Tumbleweed Concepts, Inc., with respect to which the Borrower makes the representations and warranties in this Section 8.18 to the best of its knowledge, and with respect to the Borrower's operations and assets, with respect to which the Borrower makes the representations and warranties in this Section 8.18 without qualification.

                            Section 9 -- EVENTS OF DEFAULT

     A default under any of the Loan Documents, including, without limitation, the breach by the Borrower of any of the terms of this Agreement or any of the Security Instruments, shall constitute an Event of Default under this Agreement. Notwithstanding the above, Class A Members Default shall constitute an Event of Default only as set forth in Section 9.12. In addition, each of the following shall constitute an Event of Default:

     9.01 FAILURE TO PAY. If the Borrower shall fail to pay in full, within fifteen (15) days after the date the payment first becomes due, any installment of principal or interest on the Note or a payment required by Section 4 of this Agreement, or any other of its Indebtedness.

     9.02 NO NOTICE REQUIRED. If the Borrower shall fail to observe, perform or comply within any term, obligation, covenant, agreement, condition or other provision contained in Sections 7.06, 7.07, 7.10, 7.11, 7.12, 7.14, 7.21, 7.22,
7.23, 11.01, or 12.14.

     9.03 NOTICE REQUIRED. If the Borrower shall fail to observe, perform or comply with any term, obligation, covenant, agreement, condition or other provision (other than those referred to in Section 9.02 hereof) contained or referred to in this Agreement, and such failure shall not have been fully corrected within thirty (30) days after the Lender has given written notice thereof to the Borrower.

     9.04 FALSITY OF REPRESENTATION OR WARRANTY. If any representation or warranty or other statement of fact contained herein or in any of the Security Instruments or in any writing, certificate, report or statement at any time furnished the Lender by or on behalf of the Borrower pursuant to or in connection with this Agreement or the Revolving Credit Loans shall be false or misleading in any material respect or shall omit a material fact, whether or not made with knowledge.

     9.05 JUDGMENT AND LIENS. If a final judgment or judgments for the payment of money in excess of the sum of $50,000.00 in the aggregate, or with respect to property with a value in excess of such amount, shall be rendered against the Borrower and such judgment or judgments shall remain unsatisfied in amounts in excess of the sum of $50,000.00 in the aggregate for a period of ten (10) consecutive days after the entry thereof and within that period has not been (a) stayed pending appeal, and not discharged within ten (10) days after the expiration of such stay, or (b) discharged. If a lien or notice of lien is filed against any of the assets of the Borrower (other than liens permitted under Section 7.10 hereof) and is not released within ninety (90) days after the filing thereof.

     9.06 SALE OF COLLATERAL. If the Borrower shall sell or otherwise dispose of any item of the Collateral (except Inventory in the ordinary course of business) with a fair market value in excess of $25,000.00, without the Lender's prior written approval, which shall not be unreasonably withheld.

     9.07 OTHER OBLIGATIONS TO THE LENDER. If the Borrower shall fail to observe, perform or comply with the terms, obligations, covenants, agreements, conditions or other provisions of any agreement, document or instrument which the Borrower has entered into with the Lender.

     9.08 TERMINATION OF EXISTENCE. If the Borrower takes any action that is intended to result in termination of the Borrower's existence or the dissolution or liquidation of the Borrower. If the Borrower is dissolved or liquidated or its limited liability company existence terminated.

     9.09  SOLVENCY.

          (a) If the Borrower shall (1) admit in writing its inability to pay its debts generally as they become due, (2) become insolvent in that such entity's total assets are less than all of its liabilities, or such entity is unable to pay its debts generally as they become due, (3) make a general assignment for the benefit of creditors, or (4) file a petition, or admit (by answer, default or otherwise) the material allegations of any petition filed against it, in bankruptcy under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of its debts.

          (b) If a petition shall have been filed against the Borrower in proceedings under the federal bankruptcy laws (as in effect on the date of this Agreement, or as they may be amended from time to time), or under any other laws for the relief of debtors, or for the discharge, arrangements or compromise of its debts, or an order shall be entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of all or part of such entity's assets, and such petition or order is not dismissed or stayed within thirty (30) consecutive days after entry thereof.

     9.10 OBLIGATIONS TO THIRD PARTIES. If the Borrower defaults under the terms of any material obligation or liability of the Borrower to any Person other than the Lender, Class A or B Member, or any Affiliate of the Borrower, and such default allows the holder thereof to accelerate the maturity date, whether such obligation or liability is in existence on the date of this Agreement or arises thereafter; provided, however, that the Borrower may refrain from paying any such amount if the validity or amount of such obligation or liability is being contested in good faith negotiations and by administrative or judicial appropriate proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, provided that the Borrower, if requested by the Lender, shall have set aside on its books appropriate reserves with respect thereto.

     9.11 ADVERSE FINANCIAL CHANGE. If there should be any material adverse change in the financial condition of the Borrower, as determined in the Lender's reasonable discretion, from its financial condition as shown on the financial statements provided to the Lender as of the date of this Agreement, and such adverse change is not fully corrected to Lender's reasonable satisfaction within thirty (30) days after notice with respect thereto from the Lender.

     9.12 CLASS A MEMBER DEFAULTS. If there should occur one or more Class A Member Defaults with respect to Class A Members who, in the aggregate, have assumed, pursuant to their Class A Member Assumption Agreements, 20% or more of the principal amount of the Revolving Credit.

     9.13 ENVIRONMENTAL MATTERS. If any of the representations and warranties in Section 8.17 shall be false or misleading in any material respect or shall omit a material fact, irregardless of whether the Borrower had knowledge of such misrepresentation or breach of warranty with respect to representations and warranties relating to Tumbleweed Mexican Food, Inc. and Tumbleweed Concepts, Inc.

                         Section 10 -- REMEDIES UPON DEFAULT

     10.01 RIGHT TO ACCELERATE. Notwithstanding anything to the contrary, if any Event of Default occurs, (1) the Revolving Credit shall terminate at the Lender's option and the Borrower shall not have any further right to request or receive any Revolving Credit Loan, and (2) all of the obligations of the Borrower to the Lender under this Agreement, including, without limitation, the indebtedness evidenced by the Note, shall immediately become due and payable in full, without any presentment, demand or notice of any kind, all of which are hereby waived by the Borrower. In addition, upon the occurrence of an Event of Default, and at any time thereafter, unless all Events of Default have been remedied to the full satisfaction of the Lender, the Lender shall have all of the rights and remedies described in Sections 10.03 through 10.06, and it may exercise one or more of them singly or in conjunction with others.

     10.02 CLASS A MEMBER DEFAULT. Notwithstanding anything in this Agreement to the contrary, if any Class A Member Default occurs, all of the obligations of such Class A Member and the Borrower to the Lender under this Agreement, with respect to the portion of the Revolving Credit assumed by the defaulting Class A Member pursuant to a Class A Member Assumption Agreement, including without limitation, the pro rata portion of the indebtedness evidenced by the Note, shall immediately become due and payable in full, without presentment, demand or notice of any kind, all of which are hereby waived by the Borrower. In addition, upon the occurrence of an Class A Member Default, and at any time thereafter, unless such Class A Member Default has been remedied to the full satisfaction of the Lender, the Lender shall have all of the rights and remedies described in Sections 10.03 through 10.06 with respect to the pro rata portion of the Revolving Credit assumed by the defaulting Class A Member, and it may exercise one or more of them singly or in conjunction with others.

     10.03 RIGHT OF OFFSET. The Lender has the right to apply all of the deposit balances of the Borrower, and other sums and indebtedness which the Lender holds for the credit or account or the Borrower against the obligations of the Borrower to the Lender arising under this Agreement or as evidenced by the Note. The Borrower hereby grants a security interest in such deposit balances, other sums and indebtedness of the Lender to secure all of the obligations of the Borrower under this Agreement and the Note. Such offsets by the Lender may occur without notice to or demand upon the Borrower any other Person. The Borrower hereby waives all such notices and demands.

     10.04 ENFORCEMENT OF RIGHTS. The Lender has the right to protect and enforce its rights by a suit in equity, an action at law or any other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or under the Security Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement, the Security Instruments or any other Loan Document.

     10.05 RIGHTS UNDER SECURITY INSTRUMENTS. The Lender shall also have all rights and remedies granted under the Security Instruments intending to secure the Note or any other indebtedness or obligation of the Borrower under this Agreement.

     10.06 CUMULATIVE REMEDIES. All of the rights and remedies of the Lender upon occurrence of an Event of Default shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, from time to time, and shall be in addition to all of those rights and remedies afforded to the Lender at law, in equity, or in bankruptcy. Notwithstanding the foregoing, the Lender shall be entitled to recover from the cumulative exercise of all remedies an amount no greater than the sum of (a) the outstanding principal amount of all the Revolving Credit Loans, (b) all accrued but unpaid interest with respect to the principal amount of all the Revolving Credit Loans,
(c) any other amounts that the Borrower is required by this Agreement to pay to the Lender (for example, and without limitation, the reimbursement of reasonable expenses and legal fees, and late charges), and (d) any costs, expenses or damages which the Lender is otherwise permitted to recover by the terms of this Agreement. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

                            Section 11 - FEES AND EXPENSES

     11.01 TRANSACTION EXPENSES. The Borrower shall pay to the Lender upon demand all out-of-pocket expenses incurred by the Lender in connection with the transactions contemplated under this Agreement, including, but not limited to, the Lender's reasonable attorneys' fees incurred in preparing this Agreement and the other Loan Documents and any and all costs and fees incurred in connection with the recording and/or filing of any documents or instruments in any public office, pursuant to or as a consequence of this Agreement, or to perfect or protect any security for the Revolving Credit Loans. The Borrower shall also pay to the Lender upon demand all out-of-pocket expenses incurred from time to time in the administration of the Revolving Credit Loan, including, without limitation, any out-of-pocket expenses (including, but not limited to, attorneys fees) incurred by the Lender if any of the Borrower Documents should be amended, extended and/or renewed from time to time.

     11.02 ENFORCEMENT EXPENSES. If any Event of Default or Class A Member Default shall occur under this Agreement, or any default shall occur under any of the Loan Documents, the Borrower shall pay to the Lender, to the extent allowable by applicable law, such amounts as shall be sufficient to reimburse the Lender fully for all of its costs and expenses incurred in enforcing its rights and remedies under this Agreement, the other Loan Documents and any related documents, including, without limitation, the Lender's reasonable attorneys' fees and court costs. Such amounts shall be deemed to be included in the obligations secured by the Security Instruments.

                        Section 12 -- MISCELLANEOUS PROVISIONS

     12.01 TERM OF AGREEMENT. The term of this Agreement shall commence as of the date hereof, and continue until (a) the Revolving Credit has terminated pursuant to this Agreement or has expired, (b) the first date on which all Revolving Credit Loans and accrued but unpaid interest thereon shall have been paid in full (unless the Revolving Credit is reinstated pursuant to Section 3.05), and (c) the Borrower shall have paid or performed all of their other obligations hereunder.

     12.02 NO WAIVERS. Failure or delay by the Lender in exercising any right shall not be deemed to be or operate as a waiver of that right, nor shall any right be exclusive of any other right referred to in this Agreement, or in any other related document, or available at law or in equity, by statute or otherwise. Any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Borrower and of the Lender shall continue in full force and effect until such right is specifically waived in a writing signed by the party waiving such right.

     12.03 COURSE OF DEALING. No course of dealing among the Borrower and the Lender shall operate as a waiver of any of the rights of the Borrower and the Lender, or any of them, under this Agreement or under the other Loan Documents.

     12.04 SEVERABILITY. If any part, term or provision of this Agreement is held by any court to be unenforceable or prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law or, if it is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

     12.05 TIME OF THE ESSENCE. Time shall be of the essence in the performance of all of the obligations of the Borrower under this Agreement, the other Loan Documents and the other of the Indebtedness of the Borrower.

     12.06 BENEFIT AND BINDING EFFECT. This Agreement shall inure to the benefit of the Lender, its successors and assigns, and all benefits and obligations of the Borrower shall inure to the benefit of and bind their respective successors and, if and to the extent assignment is otherwise permitted by this Agreement, assigns.

     12.07 FURTHER ASSURANCES. The Borrower shall sign such financing statements or other documents or instruments as the Lender may reasonably request from time to time to more fully create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Agreement or the other Loan Documents.

     12.08 LATE CHARGES. In addition to any other rights or remedies which the Lender might have, if the Borrower fails to pay any installment of the Revolving Credit Loans when such installment first becomes due, the entire amount of such over due installment shall bear interest at a default rate equal to the Index Rate PLUS five percent (5%), until the entire amount of, and all accrued but unpaid interest on, such over due installment have been paid in full.

     12.09 WAIVERS BY THE BORROWER. The Borrower hereby waives, to the extent permitted by applicable law, (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with the Note, (b) any requirement of diligence or promptness on the part of the Lender in the enforcement of its rights under the provisions of this Agreement, the Security Instruments, or any of the other Loan Documents,
(c) any requirement of marshaling assets or proceeding against Persons or assets in any particular order, and (d) any and all notices of any kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may have as of the date of this Agreement or hereafter have (except defenses arising out of the Lender's acts), with respect to the liability of the

Borrower, or either of them, under this Agreement, the Security Instruments, or the other Loan Documents.

     12.10 INCORPORATION BY REFERENCE. All schedules, annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

     12.11 ENTIRE AGREEMENT; NO ORAL MODIFICATIONS. This Agreement, the schedules and annexes hereto, and the documents and instruments referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement or any other of the Loan Documents shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

     12.12 HEADINGS. The headings used in this Agreement are included for ease of reference only and shall not be considered in the interpretation or construction of this Agreement. Unless the particular context requires otherwise, any reference in this Agreement (1) to a section, paragraph or other grammatical subdivision shall be deemed to be a reference to a section, paragraph or other grammatical subdivision of this Agreement, and (2) to an Annex or a Schedule shall be deemed to be a reference to an Annex or a Schedule attached to this Agreement.

     12.13 GOVERNING LAW. This Agreement and the related documents and instruments shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflicts of law principles, except to the extent that the laws of any other state where security for the Note are located require that the laws of such other state shall govern the creation, perfection or enforcement of the Lender's rights and security interests in such security.

     12.14 NO ASSIGNMENTS. The Borrower may not assign its rights under this Agreement to any other party. Any attempted assignment without the Lender's written consent shall be a default under this Agreement and shall be null and void.

     12.15  NOTICES.

          (a) Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least five (5) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

          (b) Except as otherwise expressly provided in this Agreement, all notices or communications under this Agreement shall be in writing and shall be hand delivered, mailed certified or registered mail, return receipt requested, sent by a small package courier service, or transmitted by facsimile, confirmation requested, to the parties as follows. Any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to have been given three business days after being mailed. Any notice hand delivered to the address below shall be deemed given when delivered. Any notice properly deposited with a small package courier service with freight charges prepaid shall be deemed delivered one day after such deposit. Any notice transmitted by facsimile, confirmation requested, shall be deemed delivered as of the time of transmission of such facsimile if the requested confirmation is received within forty-eight (48) hours of such time of transmission.

               (i)    If to the Borrower:

                      Tumbleweed, LLC
                      1900 Mellwood Avenue
                      Louisville, Kentucky  40206
                      Attention:  John A. Butorac, Jr. and
                                  James M. Mulrooney

                      With a copy to:

                      Roth & Cooper, P.S.C.
                      1230 Liberty Bank Lane, Suite 200
                      Louisville, Kentucky  40222-5763
                      Fax Number:  (502) 425-1295

               (ii)   If to the Lender:

                      Liberty National Bank and Trust
                        Company of Kentucky
                      416 West Jefferson Street
                      Louisville, Kentucky 40202
                      Attention:  James Due
                      Fax Number:  (502) 566-2367

                      With a copy to:

                      Scott W. Dolson
                      Brown, Todd & Heyburn PLLC
                      3200 Providian Center
                      Louisville, Kentucky 40202-3363
                      Fax Number:  (502) 581-1087

          (c) Either the Borrower or the Lender may at any time, and from time to time, change the address or telephone number for facsimile transmissions to which notice shall be given by written notice setting forth the changed address or telephone number.

     12.16 SURVIVAL OF COVENANTS. All covenants, agreements, warranties and representations made by the Borrower herein shall survive the making of each Revolving Credit Loan, and the execution and delivery of this Agreement, the Note and any and all of the other Loan Documents, and any Indebtedness, and shall be deemed to be remade and restated by all of them each time the Borrower requests a Revolving Credit Loan.

     12.17 CONSENT TO JURISDICTION AND VENUE. THE BORROWER CONSENTS TO ONE OR MORE ACTIONS BEING INSTITUTED AND MAINTAINED IN THE JEFFERSON COUNTY, KENTUCKY, CIRCUIT COURT TO ENFORCE THIS AGREEMENT AND/OR ONE OR MORE OF THE OTHER LOAN DOCUMENTS, AND WAIVES ANY OBJECTION TO ANY SUCH ACTION BASED UPON LACK OF PERSONAL OR SUBJECT MATTER JURISDICTION OR IMPROPER VENUE. THE BORROWER AGREES THAT ANY PROCESS OR OTHER LEGAL SUMMONS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING MAY BE SERVED BY MAILING A COPY THEREOF BY CERTIFIED MAIL, OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL, ADDRESSED TO THE BORROWER AS PROVIDED IN SECTION 12.15 ABOVE.

     12.18 WAIVER OF JURY TRIAL. IN ORDER TO AVOID DELAYS AND MINIMIZE EXPENSE, THE LENDER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, AND THE BORROWER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY AMENDMENT THERETO, WHETHER NOW EXISTING OR HEREINAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND A COPY OF THIS AGREEMENT OR OF THIS PROVISION OF THIS AGREEMENT MAY BE FILED WITH ANY COURT AS EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     12.19 ACKNOWLEDGEMENT. THE BORROWER ACKNOWLEDGES THAT THE BORROWER HAS RECEIVED A COPY OF THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, AS FULLY EXECUTED BY THE PARTIES THERETO. THE BORROWER ACKNOWLEDGES THAT THE BORROWER
(a) HAS READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE BORROWER'S REPRESENTATIVES OR ADVISORS; (b) IS THOROUGHLY FAMILIAR WITH THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND (c) HAS HAD THE OPPORTUNITY TO ASK SUCH QUESTIONS TO REPRESENTATIVES OF THE LENDER, AND RECEIVE ANSWERS THERETO, CONCERNING THE TERMS AND CONDITIONS OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS THE BORROWER DEEMS NECESSARY IN CONNECTION WITH THE BORROWER'S DECISION TO ENTER INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the Borrower and the Lender have signed this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.


                              LIBERTY NATIONAL BANK AND TRUST
                                COMPANY OF KENTUCKY



                              By       James V. Due
                                    ----------------------------
                              Title:   Vice President
                                    ----------------------------

                              Date:      1-24-95
                                    ----------------------------


                              TUMBLEWEED, LLC



                              By /s/  John A. Butorac, Jr.
                                --------------------------------
                                John A. Butorac, Jr., Manager

                              Date:        1/19/95
                                    ----------------------------


                          and By /s/ James M. Mulrooney
                                ------------------------------
                                James M. Mulrooney, Manager

                              Date:        1/19/95
                                    ----------------------------

                              ANNEX A TO LOAN AGREEMENT

                                REVOLVING CREDIT NOTE



$7,500,000.00                                                January 24, 1995
                                                         Louisville, Kentucky



     For value received, TUMBLEWEED, LLC, a Kentucky limited liability company (the "Borrower") promises to pay to the order of LIBERTY NATIONAL BANK AND TRUST COMPANY OF KENTUCKY (the "Lender"), at 416 West Jefferson Street, Louisville, Kentucky 40202, or at such other place as the holder of this Note may designate by written notice to the Borrower from time to time, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00) or the aggregate unpaid balance of advances made by the Lender pursuant to the Loan Agreement (defined below), whichever is less, together with interest on the principal of this Note from time to time outstanding at an annual rate equal to the "Index Rate" charged by the Lender, as from time to time in effect, PLUS 25/100 percent (0.25%).

     INTEREST. Interest on this Note shall accrue from the date of this Note until the entire principal balance of and all accrued interest on this Note have been paid in full. As used in this Note, "Index Rate" shall mean at any time the annual interest rate most recently designated and announced publicly from time to time by the Lender as its Index Rate in effect at its principal office, and does not necessarily mean or imply that such rate is the lowest rate then available from the Lender to any customer. The interest rate of this Note shall be adjusted, from time to time, on the same day on which the Index Rate is changed by the Lender. As of the date of this Note the Index Rate is 8.50 percent, and the initial annual interest rate of this Note is 8.75 percent. All interest on this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days.

     INTEREST PAYMENTS. Commencing on March 1, 1995, and continuing on the first (1st) day of each and every calendar month and on the Maturity Date (as defined below), or upon acceleration as provided below, the Borrower shall pay to the holder hereof all accrued but unpaid interest on the outstanding principal amount of this Note until the entire principal balance of, and all accrued but unpaid interest on, this Note have been paid in full.

     PRINCIPAL PAYMENT. The Borrower shall pay to the holder hereof the entire outstanding principal balance of, and all accrued but unpaid interest on, this Note on January 23, 1998 (the "Maturity Date"), or upon acceleration as provided below.

     NOTATION OF DISBURSEMENTS AND PAYMENTS. Disbursements of, and payments of principal with respect to, this Note shall be evidenced by the Lender's notations made in the Lender's electronic data processing equipment showing the date and amount of each advance or each payment of principal or both. The principal amount outstanding under this Note from time to time shall also be recorded by the Lender on that data processing equipment. Once each month during the term of this Note, and at any other time upon written request by the Borrower, the Lender shall within a reasonable time after such request give the Borrower written notice of the outstanding principal balance of this Note and shall further disclose the applicable interest rate (but the failure of the Lender to provide such written notice and/or disclosure shall not relieve the Borrower of any obligations of the Borrower, payment or otherwise, under this Note or any other of the Loan Documents (as defined in the Loan Agreement), nor derogate any of the obligations or liabilities of the Borrower under this Note or any other of the Loan Documents). The aggregate amount of all disbursements evidenced by this Note which are made and recorded in the Lender's electronic data processing equipment, less all of the payments of principal made by the Borrower on the Revolving Credit Loans (as defined in the Loan Agreement) evidenced by this Note and recorded in the Lender's electronic data processing equipment, shall be prima facie evidence of the outstanding principal balance due under this Note.

     LENDER'S RIGHTS UPON DEFAULT. This is the promissory note described in the Loan Agreement dated as of January 24, 1995 (the "Loan Agreement"), among the Lender and the Borrower, and the Security Agreement dated as of January 24, 1995 (the "Security Agreement"), among the Lender and the Borrower. Any Event of Default under the Loan Agreement or the Security Agreement shall constitute a default under this Note. Upon the occurrence and during the continuance of any default under this Note, including, without limitation, the failure of the Borrower to pay any installment of interest or principal in full within fifteen
(15) days after the date the payment first becomes due, the holder of this Note may, in addition to any other rights it may have under the Loan Agreement or under law, at its option and without notice, declare the entire unpaid principal balance of, and all accrued but unpaid interest on, this Note to be immediately due and payable.

     LATE CHARGE. In addition to any other rights or remedies which the holder hereof might have, if the Borrower fails to pay any installment under this Note when such installment first becomes due, the entire amount of such overdue installment shall bear interest at a default rate equal to the Index Rate PLUS five percent (5%), until the entire amount of, and all accrued but unpaid interest on, such overdue installment have been paid in full.

     PAYDOWNS. The Borrower may at any time, and from time to time, without premium or penalty, make principal payments of this Note in whole or in part before the Maturity Date. Each such principal payment made by the Borrower with respect to this Note shall be in an amount greater than or equal to Ten Thousand Dollars ($10,000.00), and shall be applied to payment of principal of the Revolving Credit Loans which, according to the records of the Lender, have been most recently disbursed. The Borrower shall continue to pay the interest installments hereunder in the amounts and on the dates provided herein until the entire principal balance of, and all accrued but unpaid interest on, this Note have been paid in full. Payments of this Note will be applied first to penalties and costs, if any, as provided in the Loan Agreement, second to accrued but unpaid interest on this Note, and third to principal of this Note.

     NO WAIVERS. Failure or delay by the holder hereof in exercising any of its rights and remedies shall not constitute a waiver of any provision of this Note or any other of the Loan Documents (as that term is defined in the Loan Agreement) or any of its rights and remedies nor shall it prevent the holder hereof from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All of the remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in payment of all payments of interest and principal on this Note.

     COLLECTION AND ENFORCEMENT COSTS. If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Borrower promises to pay to the order of the holder hereof the reasonable attorneys' fees and court costs incurred by the holder hereof in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the rights of the holder hereof with respect to any collateral securing this Note, to the extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral for this Note is situated.

     APPLICABLE LAW. The laws of the Commonwealth of Kentucky, including application of its conflicts of law principles, shall govern the validity, construction, and interpretation of this Note.

     WAIVERS. Except as provided in the Class A Member Assumption Agreements (as that term is defined in the Loan Agreement), all parties to this Note, whether makers, sureties, guarantors, endorsers, accommodation parties or otherwise, shall be jointly and severally bound, and jointly and severally waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which the Borrower may now or hereafter be entitled under the laws of the Commonwealth of Kentucky or of the United States of America or any state thereof. The holder of this Note may, with or without notice to any party and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this Note, (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this Note, (3) suspend the right to enforce this Note with respect to any persons, (4) change, exchange or release any property in which the holder has any interest securing this Note, (5) justifiably or otherwise, impair any collateral securing this Note or suspend the right to enforce against any such collateral, and (6) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

                              TUMBLEWEED, LLC



                              By________________________________
                                John A. Butorac, Jr., Manager



                          and by________________________________
                                James M. Mulrooney, Manager

                                    ANNEX B
                                    -------

                             ASSUMPTION AGREEMENT
                             --------------------
                               (Class A Member)


     THIS ASSUMPTION AGREEMENT ("AGREEMENT") is made and entered into as of the 24th day of January, 1995, by and among (I) TW OPERATIONS, L.L.C., a Kentucky limited liability company (the "COMPANY"), (II) THE UNDERSIGNED PARTY, who is a Class A Member of the Company (the "ASSUMING PARTY"), and
(III) LIBERTY NATIONAL BANK AND TRUST COMPANY OF KENTUCKY, 416 West Jefferson Street, Louisville, Kentucky 40202 (the "LENDER").

RECITALS:
--------

     A. The Company has entered into a loan agreement with the Lender dated as of January 24, 1995 (the "LOAN DATE"), pursuant to which the Lender has agreed to provide the Company a 36-month revolving credit in the maximum principal amount of $&,500,000.00 (The "LOAN AGREEMENT").

     B. In accordance with the terms of the Loan Agreement, the Company has executed a promissory note (the "NOTE") in favor of the Lender, dated as of the Loan Date, in the maximum principal amount of $7,500,000.00 and other Loan Documents (as that term is defined in the Loan Agreement).

     C. A condition to the Lender's funding of the Loan Agreement is that each of the Class A Members of the Company assume, with separate and several liability, a Full Prorata Portion (as hereinafter defined) of the Company's obligations to make principal, interest, and other payments on the Note for each Class A Unit (as hereinafter defined) owned by such Class A Member (prorated with respect to partial Class A Units).

     D. Assuming Party is willing to assume personal and primary liability for the Note to the extent provided herein.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.     ASSUMPTION OF LIABILITY.

            (a) ASSUMPTION OF LIABILITY BY ASSUMING PARTY. Assuming Party does hereby assume personal and primary liability for a Full Prorata Portion (as hereinafter defined) of the Company's obligations under the Loan Documents, including, without limitation, outstanding principal of, and accrued and unpaid interest on, the Note, as the same may exist from time to time (collectively, the "ASSUMED INDEBTEDNESS"), for each Class A Unit (as hereinafter defined) owned by Assuming Party as of the date hereof (prorated with respect to any partial Class A Unit); PROVIDED, HOWEVER, that the maximum aggregate liability of Assuming Party under this Agreement shall not exceed an amount equal to $260,000.00 for each Class A Unit owned by Assuming Party as of the date hereof

(prorated with respect to any partial Class A Unit). Upon demand by the Lender in accordance with the terms of the Loan Agreement for all or any portion of amounts due pursuant to the terms of the Loan Agreement or any of the other Loan Documents, Assuming Party shall pay to the Lender an amount equal to the Full Prorata Portion of such amounts due for each Class A Unit held by Assuming Party, prorated with respect to any partial Class A Unit, or such lesser amount as the Lender may demand. Any amounts paid to the Lender pursuant to this Agreement shall be applied first to a Full Prorata Portion of any applicable penalties and costs for each Class A Unit held by Assuming Party, second to a Full Prorata Portion of any accrued but unpaid interest for each Class A Unit held by Assuming Party, and third to a Full Prorata Portion of the outstanding principal balance of the Note for each Class A Unit held by Assuming Party, in each case prorated with respect to any partial Class A Unit.

          (b) CLASS A UNIT. For all purposes of this Agreement, the term "CLASS A UNIT" shall mean and refer to each of those certain Class A Units offered by the Company pursuant to that certain Private Placement Memorandum dated October 10, 1994 (the "COMPANY'S CLASS A UNIT OFFERING").

          (c) FULL PRORATA PORTION. For all purposes of this Agreement, the term "FULL PRORATA PORTION" shall mean the percentage determined by dividing (A) the number one (1) by (B) the total number of Class A Units purchased by Assuming Party and the other Class A Members of the Company pursuant to the Company's Class A Unit Offering and as to which this Agreement or assumption agreements similar to this Agreement have been executed.

          (d) ACKNOWLEDGMENT OF LIMITATIONS ON MAXIMUM AVAILABLE PRINCIPAL AMOUNT OF NOTE. Assuming Party acknowledges that, although the face principal amount of the Note is $7,500,000.00, the maximum principal amount which will be available to the Company under the Note is limited to an amount equal to THE PRODUCT OF (i) $250,000.00, MULTIPLIED BY (II) the total number of Class A Units purchased by Assuming Party and the other Class A Members of the Company pursuant to the Company's Class A Unit Offering and as to which this Agreement or assumption agreements similar to this Agreement have been executed.

          SPECIFICALLY, BUT NOT BY WAY OF LIMITATION, ASSUMING PARTY ACKNOWLEDGES THAT (I) IF 24 CLASS A UNITS ARE SOLD PURSUANT
          TO THE OFFERING TO ASSUMING PARTY AND CLASS A MEMBERS WHO EXECUTE THIS AGREEMENT OR ASSUMPTION AGREEMENTS SIMILAR TO
          THIS AGREEMENT, THE MAXIMUM PRINCIPAL AMOUNT AVAILABLE TO
          THE COMPANY UNDER THE NOTE WILL BE $6,000,000.00 AND THE
          FULL PRORATA PORTION PER CLASS A UNIT WILL BE ONE-TWENTY-FOURTH (1/24TH), AND (II) IF 30 CLASS A UNITS ARE SOLD PURSUANT TO
          THE OFFERING TO ASSUMING PARTY AND CLASS A MEMBERS WHO EXECUTE THIS AGREEMENT OR ASSUMPTION AGREEMENTS SIMILAR TO THIS AGREEMENT, THE MAXIMUM PRINCIPAL AMOUNT AVAILABLE TO THE COMPANY UNDER THE NOTE WILL BE $7,500,000.00 AND THE FULL PRORATA PORTION PER CLASS A UNIT WILL BE ONE-THIRTIETH (1/30TH).

          2.     PRIMARY OBLIGATION OF ASSUMING PARTY.

                 (a) DIRECT ENFORCEMENT AGAINST ASSUMING PARTY. It is understood and agreed that (I) this Agreement is being executed as a condition to the Lender advancing funds to the Company under the Note and
(II) the Lender may enforce the obligation to pay principal, interest, and other amounts under the Note against Assuming Party without first resorting to any right or remedy against the Company or any other party liable for the payment of the Note, or against collateral held as security for the payment thereof or seeking enforcement of its remedies in any particular order before seeking to enforce this Agreement.

                 (b) NO IMPAIRMENT. Assuming Party's liability for the Assumed Indebtedness shall not be reduced, impaired, or affected by (A) any modification or amendment (whether material or otherwise) of any obligation, undertaking, or condition to be performed by the Company or the Class A Members under the Note, the Loan Agreement, or any of the other Loan Documents, (II) any replacement, renewal, or extension, or forbearance to the terms of the Note or any of the Loan Documents shall be binding upon the Class A Member if such modification (A) increases the aggregate principal amount which may be owed to the Lender pursuant to the Loan Documents at any one time to an amount in excess of $7,500,000.00, (B) extends the final maturity date of the Note to a date later than five years after the date on which the Note is initially funded, (C) requires an increase in the face amount of the Letter of Credit (as hereinafter defined), (D) changes the method of computation of the interest rate of the Note, or (E) requires the extension of the expiration of the Letter of Credit beyond a date five years after the date on which the Note is initially funded PLUS 180 days. The Class A Member expressly agrees that the taking or possession of any other security or form of security, or the releasing or modifying of any other security or form of security, shall in no way affect the liability of the Class A Member hereunder. The Class A Member acknowledges and agrees that if the Class A Member directly makes payment to the Lender, whether by draw on the Letter of Credit or otherwise, the Class A Member will have no claim against any of the Company, the Company's Managers, or the Company's Members for the amount so paid.

          (c) CONTINUED LIABILITY OF THE COMPANY. By reason of the assumptions of personal and primary liability with respect to the Loan by Assuming Party and other assuming parties, the Company has been released as the primary obligor with respect to the Loan. However, the Company continues to be liability with respect to the Loan, and, except for the release of the Company as the PRIMARY obligor with respect to the Loan, the Lender's acceptance of Assuming Party's assumption of the Assumed Indebtedness in no way impairs, limits, or abrogates the Lender's rights against the Company conferred by the Loan Documents.

          3. PAYMENT OF LOAN DEMAND AMOUNT. If and when Assuming Party shall have received notice from the Lender that (a) a default has occurred with respect to the Loan, or (b) demand for payment is otherwise being made in accordance with the terms of the Loan Agreement, the Note, or any of the other Loan Documents, Assuming Party shall immediately pay over to the Lender an amount equal to the Assumed Indebtedness so demanded.

          4.     TERMINATION.

                 (a) UPON REPAYMENT AND TERMINATION OF NOTE, ETC. Notwithstanding any other provision hereof to the contrary except Section 6 below, this Agreement shall automatically expire, become null and void, and be of no further force or effect upon THE LAST TO OCCUR OF (i) the payment or satisfaction in full of the Note, (II) the Company's full performance of its obligations under the Loan Documents, OR (III) cancellation of the Loan at the request of the Company or according to the terms of the Loan Documents.

                 (b) NO IMPAIRMENT BY IRREGULARITIES, ETC. Assuming Party agrees that this Agreement shall remain in full effect without regard to, and shall not be affected or impaired by (I) any invalidity, irregularity, or unenforceability in whole or in part of the Note, the Loan Agreement, or any of the other Loan Documents, (II) any limitation of the liability of the Company thereunder, OR (III) any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

          5. MAXIMUM LIABILITY. Notwithstanding any other provision hereof to the contrary except Section 6 below, in no event shall Assuming Party's liability under this Agreement exceed $260,000.00 for each Class A Unit held by Assuming Party as of the date hereof, prorated with respect to any partial Class A Units.

         6. RESCISSION OF PAYMENT. Notwithstanding Sections 4 and 5 above, this Agreement shall continue to be effective, or be reinstated as the case may be, with respect to any payment as though such payment had not been made, if such payment by the Company or Assuming Party pursuant to the terms and conditions of the Note, the Loan Agreement, this Agreement, or any other of the Loan Documents is rescinded or must otherwise be restored or returned by the Lender for any reason, including, without limitation (A) the invalidity or unenforceability of the obligation paid, for any reason; (B) failure or insufficiency of consideration for the obligation paid; or (C) the insolvency, bankruptcy, or reorganization of the Company, Assuming Party, or any of the Class A Members.

         7.     WAIVER.

                (a) RENEWALS. The assumption of the Company's obligations to the Lender in connection with the Loan, to the extent of the Assumed Indebtedness set forth in this Agreement, shall extend to any and all renewals, extensions, or modifications of the Note or of this Agreement in whole or in part (which renewals, extensions, or modifications may be granted without notice to or further authority from Assuming Party), together with all reasonable expenses of and incidental to collection.

               (b) WAIVER OF NOTICE. Assuming Party hereby waives notice of acceptance of this Agreement and, except as otherwise specifically provided herein, all notices or demands of any kind which Assuming Party may be entitled (including, but not by way of limitation, notice of default, demand for payment, presentment, demand, protest, and notice of dishonor).

               (c) NO IMPAIRMENT. The obligations, undertakings, and conditions to be performed or observed by Assuming Party under this Agreement shall not be affected or impaired by reason of the happening from time to time of any of the following with respect to the Note, the Loan Agreement, or any other of the Loan Documents, or any assignment of the rights of the Lender under this Agreement whether or not with notice to, or further consent of, Assuming Party:

                       (i) Waiver by the Lender or any other persons of the observance or performance by the Company or by Assuming Party of any obligation, undertaking, or condition contained in the Note, the Loan Agreement, or any other of the Loan Documents (except for the particular observance or performance so waived);

                       (ii) Extension of the time for payment by the Company of any amount, or by any Class A Member of such Class A Member's Full Prorata Portion of any amount, owing or payable under the Note or the Loan Agreement or of the time for payment or performance by the Company or any other person of any other of their obligations under or arising out of the note, the Loan Agreement or any other of the Loan Documents, or the extension or the renewal of any thereof (except for the particular extension or renewal so granted), PROVIDED, HOWEVER, that unless Assuming Party consents, no such extension of the time for payment or performance shall be binding upon Assuming Party if it (A) increases the aggregate principal amount which may be bowed to the Lender pursuant to the Loan Documents at any one time to an amount in excess of $7,500,000.00, (B) extends the final maturity date of the Note to a date later than five years after the date on which the Note is initially funded, or (C) required extension of the expiration date of the Letter of Credit beyond a date five years after the date on which the Note is initially funded PLUS 180 days;

                       (iii) Taking or omitting to take any action referred to in the Note, the Loan Agreement, or any other of the Loan Documents;

                       (iv) Any failure, omission, delay, or lack on the part of the Lender or any other person to enforce, assert, or exercise any right, power, or remedy conferred on the Lender or any other person in the Note, the Loan Agreement, or any other of the Loan Documents, or any action on the part of the Lender or any other person granting indulgence or extension in any form;

                       (v) Release, substitution, or replacement of all or any part of the property serving as collateral security for the Loan, whether or not permitted in any of the Loan Documents;

                       (vi) Any failure of title with respect to the interest of the Lender in all or any part of the collateral;

                       (vii) The sale, divestiture, or other disposition of any or all of Assuming Party's interest in the Company;

                       (viii) Any action or inaction (including, without limitation, the election of the Lender to proceed with a judicial or nonjudicial foreclosure against any real or personal property security it holds) by the Lender or any other persons which results in any impairment or destruction of (A) any subrogation rights of Assuming Party, (B) any rights of Assuming Party to proceed against the Company or any other person for reimbursement, or (C) any rights of the Lender with respect to any property serving as collateral security for the Loan.

          (d) LIMITATION ON ACTIONS. Unless Assuming Party consents, no such action described in Sections 7(a) through 7(c) above shall be binding upon Assuming Party if it (A) increases the aggregate principal amount which may be owed to the Lender pursuant to the Loan Documents at any one time to an amount in excess of $7,500,000.00, (B) extends the final maturity date of the Note to a date later than five years after the date on which the Note is initially funded, or (C) requires extension of the expiration date of the Letter of Credit beyond a date five years after the date on which the Note is initially funded PLUS 180 days.

     8.   LETTER OF CREDIT.

          (a) PROVISION OF LETTER OF CREDIT UPON REQUEST. Assuming Party shall provide to the Lender upon request an irrevocable standby letter of credit in an amount equal to $260,000.00 multiplied by the number of Class A Units (or partial Class A Units) purchased by Assuming Party, and otherwise in form and substance reasonably satisfactory to the Lender and its counsel (the "LETTER OF CREDIT"). Assuming Party shall cause the Letter of Credit (or a Replacement Letter of Credit (defined below) to remain outstanding and in effect until three years PLUS 180 days after the date on which the Loan is initially funded (or if the Loan is extended or renewed by the Bank, until 180 days after THE FIRST TO OCCUR OF (I) five years following the date on which the Loan is initially funded or (II) the extended or renewal maturity date) (the "LATEST LETTER OF CREDIT DATE").

           (b) REPLACEMENT LETTER OF CREDIT. If the Letter of Credit or any letter of credit issued in replacement of the Letter of Credit or in replacement of a replacement for the Letter of Credit (any such replacement, a "REPLACEMENT LETTER OF CREDIT"), has an expiration date sooner than the Latest Letter of Credit Date, and such Letter of Credit or Replacement Letter of Credit is not renewed at least sixty (60) days prior to its expiration date, the Lender shall have the right to draw upon such Letter of Credit or Replacement Letter of Credit and use the proceeds to purchase a certificate of deposit in the name of Assuming Party. The maturity date of the certificate of deposit shall extend until three years PLUS 180 days (or if the Loan is extended or renewed by the Bank, until 180 days after THE FIRST TO OCCUR OF (I) five years following the date on which the Loan is initially funded or (II) the extended or renewal maturity date). The Lender shall retain possession of such certificate of deposit, and such certificate of deposit shall thereby be pledged to the Lender to secure the obligations of Assuming Party for the Assumed Indebtedness and otherwise under this Agreement. Assuming Party shall execute and deliver to the Lender a certificate of deposit pledge agreement on terms and conditions acceptable to the Lender, in the exercise of its sole discretion, to evidence further the pledge of the certificate of deposit to secure those obligations. Assuming Party agrees that its undertaking to sign such a certificate of deposit pledge agreement is specifically enforceable. The failure of the Lender to propose and/or of Assuming Party to sign such a certificate of deposit pledge agreement shall not prevent the certificate of deposit from having been pledged to the Lender as collateral for the obligations of Assuming Party for the Assumed Indebtedness and otherwise under this Agreement. Assuming Party further agrees to sign such additional documents and instruments as the Lender may request from time to time to more fully create, perfect, continue, maintain, or terminate the Lender's security interest in the certificate of deposit intended to be created in this Agreement and/or the certificate of deposit pledge agreement.

           (c) LENDER'S RIGHT TO DRAW ON LETTER OF CREDIT. If a default occurs under this Agreement, or if an Event of Default (as defined in the Loan Agreement) occurs under the Loan Agreement, then the Lender shall have the right to draw upon the Letter of Credit to such extent as the Lender shall determine. The Lender shall apply such amounts to the Company's obligations under the Loan Documents assumed by Assuming Party under this Agreement, and specifically as if such proceeds were amounts paid to the Lender under Section 1 above.

           (d) CHANGE REGARDING BANK ISSUING LETTER OF CREDIT. If the bank issuing the Letter of Credit, or such bank's parent or assets, should be acquired by another entity, or if any other event should occur that might affect the financial strength of the bank issuing the Letter of Credit, then the Lender is entitled to require that Assuming Party deliver to the Lender a new, Replacement Letter of Credit from another financial institution, satisfactory to the Lender in the Lender's sole discretion.

     9. BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, heirs, successors and assigns.

    10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

    11.  MISCELLANEOUS.

               (a) SEPARATE OR CUMULATIVE ENFORCEMENT. The Lender may enforce this Agreement with respect to one or more breaches either separately or cumulatively.

               (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings of the parties with respect to the subject matter hereof. This Agreement may not be modified or amended without the prior written consent of the Lender and Assuming Party, and any attempted modification or amendment without such consent shall be void.

               (c) SEVERABILITY. If any part, term, or provision of this Agreement is unenforceable or prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term, or provision limited so as to make it enforceable to the greatest extent allowed by law, or if it is totally unenforceable, as if this Agreement did not contain that particular part, term, or provision. A determination in one jurisdiction that any part, term, or provision of this Agreement is unenforceable or prohibited by law does not affect the validity or such part, term, or provision in any other jurisdiction.

               (d) CAPTIONS AND HEADINGS. The captions and headings in this Agreement have been included for ease of reference only and shall not be considered in the construction or interpretation of this Agreement.

               (e) JEFFERSON COUNTY, KENTUCKY, JURISDICTION. Assuming Party consents to one or more actions being instituted and maintained in the Jefferson County, Kentucky, Circuit Court to enforce this Agreement and waives any objections to any such action based upon lack of jurisdiction or improper venue.

               (f) REQUIREMENT TO PROVIDE FINANCIAL INFORMATION TO BANK. Assuming Party agrees to provide the Lender during the term of this Agreement with (i) annual financial statements signed by Assuming Party (and Assuming Party's spouse if marital property is included therein), (ii) if requested, copies of Assuming Party's tax return, and (iii) such additional financial and other relevant information as the Lender may reasonably request from time to time.

               (g) NOTICES. Any notice or communications under this Agreement from the Lender to Assuming Party shall be deemed to have been given when mailed, certified, registered, or express mail, return receipt requested, or hand delivered by a small package courier service to Assuming Party, at the address shown for such Assuming Party in the Company's records. Assuming Party may change the address to which notice shall be mailed by written notice to the Lender setting forth the changed address.

     ASSUMING PARTY ACKNOWLEDGES AND AGREES THAT SUCH ASSUMING PARTY IS DIRECTLY LIABLE FOR THE FULL AMOUNT OF THE ASSUMED INDEBTEDNESS WHICH MAY BE CALLED AT ANY TIME IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT OR THE LOAN DOCUMENTS TO THE EXTENT OF A FULL PRORATA PORTION OF THE COMPANY'S OBLIGATIONS UNDER THE LOAN DOCUMENTS FOR EACH CLASS A UNIT HELD BY ASSUMING PARTY, PRORATED WITH RESPECT TO ANY PARTIAL CLASS A UNIT.

     ASSUMING PARTY, BY EXECUTING THIS AGREEMENT, HEREBY ACKNOWLEDGES THAT SUCH ASSUMING PARTY HAS READ THE PRIVATE PLACEMENT MEMORANDUM DATED OCTOBER 10, 1994, RELATING TO THE PURCHASE OF CLASS A UNITS BY THE ASSUMING PARTY AND THE OTHER CLASS A MEMBERS, AND THAT, IN PARTICULAR, THE ASSUMING PARTY HAS REVIEWED AND CONSIDERED THE RISKS ASSOCIATED WITH THE ASSUMING PARTY'S EXECUTION OF THIS AGREEMENT.

     ASSUMING PARTY IS AWARE THAT NONE OF THE LENDER, THE COMPANY, THE MANAGERS OF THE COMPANY, OR ANY OTHER MEMBER OF THE COMPANY HAS AGREED TO INDEMNIFY IN ANY MANNER OR HOLD THE ASSUMING PARTY HARMLESS FROM ASSUMING PARTY'S LIABILITY UNDER THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       COMPANY:

                                       TW OPERATIONS, L.L.C.




                                       BY:  __________________________________
                                            JOHN A. BUTORAC, JR., MANAGER


                                       BY:  __________________________________
                                            JAMES M. MULROONEY, MANAGER

                                       ASSUMING PARTY:

                                       NUMBER OF                --------------
                                       CLASS A UNITS OWNED:___ |Please initial|
                                                               |              |
                                                                --------------

                                       _______________________________________
                                       SIGNATURE


                                       _______________________________________
                                       PRINT NAME


                                       _______________________________________
                                       SIGNATURE OF CO-OWNER, IF ANY


                                       _______________________________________
                                       PRINT NAME OF CO-OWNER, IF ANY




                                       LENDER:

                                       LIBERTY NATIONAL BANK AND
                                       TRUST COMPANY OF KENTUCKY


                                       BY:____________________________________


                                       TITLE:_________________________________

                                       ANNEX C
                                  TO LOAN AGREEMENT

                                  SECURITY AGREEMENT


     This is a Security Agreement dated as of January 24, 1995 (this "Agreement"), among LIBERTY NATIONAL BANK AND TRUST COMPANY OF KENTUCKY, a national banking association, 416 West Jefferson Street, Louisville, Kentucky 40202 (the "Secured Party"), and TUMBLEWEED, LLC, a Kentucky limited liability company, 1900 Mellwood Avenue, Louisville, Kentucky 40206 (the "Debtor").

                                       RECITALS

     A. The Secured Party and the Debtor have entered into a Loan Agreement (as defined below) (to which the form of this Security Agreement is attached as ANNEX C), pursuant to which the Secured Party has extended to the Debtor the Revolving Credit (as defined in the Loan Agreement).

     B. The Debtor wishes to enter into this Agreement to secure the Debtor's obligations under the Loan Agreement and the Note (as defined below).

     NOW THEREFORE, the Debtor and the Secured Party agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given them in the Loan Agreement. As used in this Agreement, the terms defined in the preamble hereto shall have the meanings given them there and the following terms shall have the following meanings:

          "Accounts Receivable" shall mean all of the Debtor's (1) rights to payment for any goods sold or leased or for services rendered, whether such right to payment exists on the date of this Agreement or is created thereafter, and whenever and wherever acquired or arising, whether or not such right to payment has been earned by performance, and whether or not such right to payment is evidenced by any document, instrument or Chattel Paper, and including all goods or Inventory returned to or repossessed by the Debtor and all claims against common carriers for goods and Inventory lost in transit; and (2) the proceeds or products of any of the foregoing. The amount of an Account Receivable shall be the amount of the receivable net of all contractual allowances and other discounts.

          "Collateral" shall mean any or all of the property in which the Debtor grants the Secured Party a security interest under Section 2 of this Agreement, including, without limitation, accounts and Chattel Paper which have been sold.

          "Chattel Paper" shall mean any or all writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, whether owned by the Debtor on the date of this Agreement or acquired thereafter. When a transaction is evidenced both by (1) such a security agreement or a lease AND (2) an instrument or a series of instruments, the group of writings taken together constitutes Chattel Paper.

          "Equipment" shall mean the property owned by the Debtor and used or bought for use primarily in its business, whether owned by the Debtor on the date of this Agreement or acquired thereafter. Without limiting the foregoing, the term "Equipment" shall have the meaning given it in Section 355.9-109 of the Kentucky Revised Statutes ("KRS") and shall include the equipment used by the Debtor in the operation of its business.

          "Event of Default" shall have the meaning given it in Section 8 of this Agreement.

          "General Intangibles" shall have the meaning given in KRS Section 355.9-106 and includes, without limitation, and whether owned by the Debtor on the date of this Agreement or acquired thereafter, any personal property (including things in action, trademarks and copyrights), other than goods, accounts, Chattel Paper, documents, Instruments and money. By way of illustration, without limiting the foregoing, "General Intangibles" shall include, whether now existing or hereafter arising or acquired, all existing and future rents, late charges, penalties, fees, interest, royalties, rights, claims, benefits and proceeds in, under or to any leases, franchise agreements, insurance policies (whether held and/or maintained by the Debtor, or otherwise), customer lists, choses in action, books, records, patents and patents applications, copyrights, trademarks, trade names, trade secrets, sales contracts, licenses, tax and any other types of refunds, returned and unearned insurance premiums, claims, product designs, drawings, technical data, computer programs, computer tapes and software, catalogs, blue prints, contract rights, and all of the Debtor's rights as an unpaid vendor, lienor, lessor or assignee, including, but not limited to, stoppage in transit, replevin or reclamation.

          "Instruments" shall mean all of the following whether owned by the Debtor on the date of this Agreement or acquired thereafter: a negotiable instrument (defined in KRS Section 355.3-104), or a certificated security (defined in KRS Section 355.8-102) or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

          "Inventory" shall mean all goods, whether owned or held by the Debtor on the date of this Agreement or acquired thereafter, which are held
(1) for sale or lease or to be furnished under contracts of service, (2) after so furnishing them under such contracts of service, and (3) as raw materials, work in process or materials used or consumed in business.

          "Note" shall mean the revolving credit note dated the date of this Agreement by the Debtor, payable to the order of the Secured Party in the maximum principal amount of $7,500,000.00, and any note or other instrument in renewal, replacement, substitution, extension, payment and/or novation of the note.

          "Loan Agreement" shall mean the loan agreement dated as of the date of this Agreement, among the Secured Party and the Debtor.

          "Secured Obligations" shall mean all of the obligations secured by this Agreement.

          "Tangible Property" shall mean all of the Equipment, Inventory, furniture, machinery, fixtures, leasehold improvements or other tangible personal property owned by the Debtor and used or intended for use by the Debtor in the conduct of its business.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Kentucky.

     2.  GRANT OF SECURITY INTEREST.

          (a) The Debtor grants to the Secured Party a security interest in the following property whether now existing or arising or acquired after the date of this Agreement:

               (1) all of the Debtor's right, title and interest in and to its Accounts Receivable;

               (2) all of the Debtor's right, title and interest in and to its Chattel Paper;

               (3) all of the Debtor's right, title and interest in and to its Tangible Property;

               (4) all of the Debtor's right, title and interest in and to its General Intangibles;

               (5) all of the Debtor's right, title and interest in and to its Instruments;

               (6) any property which the Debtor receives or which the Debtor is or may hereafter be entitled to receive on account of any collections of or with respect to its Accounts Receivable, or any instrument in payment of or substitution for any of its Accounts Receivable;

               (7) any property which the Debtor receives or which the Debtor is or may hereafter be entitled to receive on account of any sale, exchange, transfer or other disposition of its Chattel Paper;

               (8) any property which the Debtor receives or which the Debtor is or may hereafter be entitled to receive on account of any sale, exchange, transfer or other disposition of its Tangible Property;

               (9) any property which the Debtor receives or which the Debtor is or may hereafter become entitled to receive on account of any sale, exchange, transfer or other disposition of its General Intangibles; and

               (10) any property which the Debtor receives or which the Debtor is or may hereafter become entitled to receive on account of any sale, exchange, transfer or other disposition of its Instruments.

          (b) The Debtor further grants a security interest to the Secured Party in the proceeds or products of any sale, exchange, collection or other disposition of the Collateral or any part thereof.

     3. OBLIGATIONS SECURED. The security interests granted by the Debtor hereby secures the payment and performance of all of the following Secured
Obligations: (1) the Note and all Revolving Credit Loans (as defined in the Loan Agreement) and other indebtedness evidenced by the Note; (2) all of the obligations, agreements, covenants and representations of the Debtor contained in this Agreement, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), whether or not now or hereafter evidenced by any note, instrument or other writing; and (3) any and all indebtedness, obligation or liability of the Debtor to the Secured Party, however evidenced, whether now existing or hereafter arising, and whether direct or indirect, accrued or unaccrued, matured or unmatured, known or unknown, absolute, contingent or otherwise, arising out of or in connection with the Revolving Credit or any of the Loan Documents.

     4. REPRESENTATIONS AND WARRANTIES. To induce the Secured Party to enter into this Agreement, the Debtor represents, warrants and agrees as follows:

          (a) The Debtor has full power and authority to enter into and perform this Agreement and this Agreement has been duly entered into and delivered and constitutes the legal, valid and binding obligations of the Debtor, enforceable in accordance with its terms.

          (b) Except for liens created by financing statements filed by PNC Bank, Kentucky, Inc. and Stock Yards Bank and Trust Company, evidencing indebtedness in the maximum aggregate amount of $3,100,000.00, the Debtor has good and marketable title to the Borrower's Collateral, and owns the Collateral free and clear of any liens, charges, pledges, encumbrances, claims or security interests other than the security interests created by this Agreement and property taxes not yet due and payable.

          (c) The books and records with respect to the Debtor's Accounts Receivable will be kept at 1900 Mellwood Avenue, Louisville, Kentucky 40206, and all of the Debtor's Tangible Property, is and will continue to be kept at the locations described on SCHEDULE A to this Agreement.

          (d) The Debtor's chief place of business is at 1900 Mellwood Avenue, Louisville, Kentucky 40206.

          (e) The Collateral is used and will be used for business purposes only.

          (f) The registered office of the Borrower's registered agent in Kentucky is located in Jefferson County, Kentucky.

          (g) Within the five (5) consecutive years last preceding the date of this Agreement, the Borrower has not conducted business under, or otherwise used, any name other than TW Operations, L.L.C. and Tumbleweed, LLC.

          (h) Within the four (4) consecutive months next preceding the date of this Agreement, the Borrower has not moved Inventory or Tangible Property from a jurisdiction not listed on SCHEDULE A into a jurisdiction listed thereon.

          (i) The Borrower understands and acknowledges that the Lender is extending the Revolving Credit in reliance upon the security interests granted by the Borrower evidenced by this Agreement. The Borrower intends to induce the Lender to extend the Revolving Credit, recognizing that such inducement results in this Agreement becoming legally valid and enforceable.

     5. DURATION OF SECURITY INTEREST. The Secured Party, its successors and assigns, shall hold the security interests created hereby upon the terms of this Agreement, and this Agreement shall continue until the Secured Obligations have been performed, executed, or paid in full.

     6. CERTAIN NOTICES. The Debtor shall notify the Secured Party of any change of location of its principal place of business or of the location of any of the Collateral at least fifteen (15) days prior to effecting any such change.

     7. COVENANT NOT TO DISPOSE OF OR IMPAIR COLLATERAL. Except as otherwise permitted under the Loan Agreement, without prior written consent of the Secured Party, the Debtor shall not sell, transfer or otherwise dispose of the Collateral, or any part thereof or interest therein, except Inventory in the ordinary course of business. The Debtor shall not permit any of the Collateral to be levied upon under any legal process, nor shall the Debtor permit anything to be done that may impair the value of the Collateral or the security intended to be provided by this Agreement.
The Debtor shall not permit the liens of PNC Bank, Kentucky, Inc. and Stock Yards Bank and Trust Company on the Collateral to evidence indebtedness in excess of $3,100,000.00 in the aggregate.

     8. DEFAULT. At the option of the Secured Party, the happening of any of the following events shall constitute a default under this Agreement (an "Event of Default"):

          (a) The occurrence of any "Event of Default" under the Note, or any other of the Loan Documents, or (2) any default under any other obligation, instrument or agreement providing security for the Secured Obligations;

          (b) Failure of the Debtor to perform or observe any term, obligation or provision of this Agreement, which failure has not been fully corrected within thirty (30) days after written notice has been given to the Debtor of such failure;

          (c) Loss, theft, damage, or destruction of any material part of the Collateral if the loss is not insured against in accordance with the Loan Agreement;

          (d) Encumbrance of any of the Collateral, or the making of a levy, seizure or attachment thereof or thereon except as permitted by the Loan Agreement; or

          (e) The Collateral becomes the subject matter of litigation which could, in the reasonable opinion of the Secured Party, result in substantial impairment or loss of the security interest intended to be provided by this Agreement.

     9. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, the Secured Party may at its option declare any and all of the Secured Obligations to be immediately due and payable; and, in addition to that right, and in addition to exercising all other rights or remedies, the Secured Party may proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code. The rights of the Secured Party upon the occurrence and during the continuance of the occurrence of an Event of Default shall include, without limitation, the following:

          (a) The right to require the Debtor to assemble the Collateral and the books and records with respect to the Debtor's Accounts Receivable and make them available to the Secured Party at a place to be designated by the Secured Party;

          (b) The right to require the Debtor to store its Tangible Property at its own cost and risk on behalf of the Secured Party after the Secured Party has retaken possession of such Tangible Property. Storage shall be in such manner as to prevent any deterioration of such Tangible Property, and shall be for a reasonable time pending the sale or other disposition of such Tangible
Property;

          (c) The right to sell the Collateral at public or private sale in one or more lots in accordance with the Uniform Commercial Code. The Secured Party may bid upon and purchase any or all of the Collateral at any public sale thereof, and shall be entitled to apply the unpaid portion of the Secured Obligations as a credit against the purchase price. The Secured Party shall be entitled to apply the proceeds of any such sale to the satisfaction of the Secured Obligations and to expenses incurred in realizing upon the Collateral in accordance with the Uniform Commercial Code;

          (d) The right to notify the account debtors on all or any part of the Debtor's Accounts Receivable of the Secured Party's interest and to require such account debtors to begin making payments directly to the Secured Party regardless of whether the Debtor was previously making collections on all or any part of its Accounts Receivable. The Secured Party shall have the right to proceed against any such account debtors in its own name, or in the name of the Debtor, as the case may be, with or without the consent of the Debtor. The Secured Party may retain any such payments or collections and apply them to the satisfaction of the Secured Obligations and to expenses incurred in collection, all in accordance with the Uniform Commercial Code;

          (e) The right to recover the reasonable expenses of taking possession of any of the Collateral that may be reduced to possession, preparing the Collateral for sale, selling the Collateral, collecting all or any part of the Debtor's Accounts Receivable, and other like expenses, together with court costs and reasonable attorneys' fees incurred in realizing upon the Collateral or enforcing any provision of this Agreement;

          (f) The right to retain the Collateral and become the owner thereof, in accordance with the provisions of the Uniform Commercial Code; and

          (g) The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of the Secured Party, or for the sale of the Collateral under the judgment or decree of any court.

     10. MANDATORY LAWS GOVERNING EXERCISE OF REMEDIES. All of the remedies under this Agreement are subject to the mandatory, non-waivable provisions of the laws of the jurisdiction in which Collateral is located or which governs the exercise of the remedies.

     11. CUMULATIVE REMEDIES. The rights and remedies of the Secured Party shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, the Secured Party shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) the Secured Obligations remaining outstanding at the time of exercise of such remedies, plus (b) the costs, fees and expenses the Secured Party is otherwise entitled to recover.

     12. WAIVERS. The Debtor acknowledges that this Agreement involves the grant of multiple security interests, and the Debtor hereby waives, to the extent permitted by applicable law, (a) any requirement of marshaling assets or proceeding against persons or assets in any particular order, and (b) except as otherwise required under the Loan Agreement, any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Debtor may now or hereafter have with respect to liability under this Agreement.

     13.  COLLECTIONS FROM ACCOUNTS RECEIVABLE.

          (a)  At any time when the Secured Party may exercise remedies under
Section 9 of this Agreement, the Secured Party shall have the right to notify account debtors obligated on any or all Accounts Receivable to make payments directly to the Secured Party.

          (b) Until the Secured Party requests that account debtors of Accounts Receivable be notified of the Secured Party's security interests created pursuant to this Agreement, the Debtor shall continue to collect payments on its Accounts Receivable and use the proceeds thereof in the ordinary course of business. In any event, if any Event of Default has occurred and is continuing, the Debtor may not use the proceeds from payments on Accounts Receivable to satisfy any indebtedness to any person other than the Secured Party. If the Debtor collects payments on any Accounts Receivable beginning twenty-four (24) hours after an Event of Default has occurred and while it is continuing, the Debtor shall hold the proceeds received from that collection in trust for the Secured Party and shall turn over such proceeds to the Secured Party immediately upon demand in the identical form received, if so requested by the Secured Party. In the event of such payment, the Secured Party shall credit the proceeds as payment of the Secured Obligations first to interest, then to principal. Any credit given to the Debtor for proceeds in form other than cash shall be conditional upon final payment to the Debtor in cash or solvent credit of the items, and if any item is not paid the amount of any credit given for it shall be charged to the Debtor as appropriate whether or not the item is returned, and such amount shall be a part of the obligations secured by this Agreement.

          (c) The Debtor shall not have the power to, nor shall the Debtor, waive, compromise or discount any Accounts Receivable, without the prior written consent of the Secured Party, except for (1) ordinary trade discounts and allowances for payment within thirty (30) days of the date of invoice or billing, and (2) discounts or allowances in the ordinary course of collecting Accounts Receivable, amounting to not more than $50,000.00 in the aggregate in any fiscal year of the Debtor.

          (d) If any Accounts Receivable shall be evidenced by a promissory note, trade acceptance or other instrument, the Debtor shall immediately deliver such instrument to the Secured Party appropriately endorsed to the Secured Party's order. The Debtor authorizes the Secured Party to endorse same on the Debtor's behalf. The Debtors hereby waives presentments, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

     14. SECURED PARTY AS AGENT. The Debtor hereby irrevocably constitutes the Secured Party as its agent and attorney-in-fact at any time during any period when the Secured Party may exercise remedies under Section 9 of this Agreement, to (a) proceed against account debtors obligated on Accounts Receivable in the Debtor's name or in the Secured Party's name, and (b) sign and endorse all checks, drafts and other instruments in payment of Accounts Receivable, and (c) perform all such other acts with respect to Accounts Receivable as the Secured Party may in its discretion deem necessary to effectuate the security intended to be granted in this Agreement.

     15. SPECIAL COLLECTION PROCEDURE. Upon the Secured Party's demand at any time when the Secured Party may exercise remedies under Section 9 of this Agreement, the Debtor shall forthwith, upon receipt of all checks, drafts, cash and other remittances in payment or on account of Accounts Receivable by the Debtor, deposit the same in a special bank account maintained with the Secured Party over which the Secured Party alone, to the exclusion of the Debtor, has the power of withdrawal. The funds in such account shall be held by the Secured Party for application toward the Secured Obligations. Such proceeds paid on Accounts Receivable shall be deposited in precisely the form received, except for the endorsement of the Debtor where necessary to permit collection of items, which endorsement the Debtor agrees to make and which the Secured Party is also hereby authorized by the Debtor to make in the Debtor's name and on the Debtor's behalf as attorney-in-fact. Pending such deposit, the Debtor agrees that it will not commingle any such checks, drafts, cash and other remittances with any other funds or property, but will hold them separate and apart therefrom in express trust for the Secured Party until deposited in that special account. The Secured Party will, once each day, apply the whole of the collected funds on deposit in such special account against the principal and/or interest of the Note, the order and method of such application being in the sole discretion of the Secured

Party. Any portion of the funds in the special account which the Secured Party elects not to apply as provided in the preceding sentence shall be paid over by the Secured Party to the Debtor.

     16. BOOKS AND RECORDS. The Debtor shall maintain books and records with respect to its Accounts Receivable in form and manner reasonably satisfactory to the Secured Party, and the Secured Party shall have the right during business hours to inspect any of the business properties, premises or books and records of the Debtor relating to Accounts Receivable or other Collateral or the proceeds thereof. The Secured Party shall give forty-eight (48) hours prior oral or written notice of any inspection to be conducted by the Lender in accordance with the preceding sentence unless an Event of Default has occurred and is continuing, in which event the Secured Party shall not be required to give any notice prior to conducting any such inspection. The Debtor further agrees from time to time to furnish such reports, data and financial statements with respect to the Collateral as the Secured Party may reasonably request from time to time.

     17. FILING FEES. The Debtor shall pay or cause to be paid all costs of filing any and all financing, continuation and/or termination statements necessary to perfect or protect or to maintain or terminate the perfection or protection of the Secured Party's security interests created by this Agreement; or shall upon demand reimburse the Secured Party for such costs, and until reimbursement, such costs shall be a part of the obligations secured by this Agreement.

     18.  CERTAIN OBLIGATIONS REGARDING COLLATERAL.

          (a) The Debtor shall keep and maintain its Tangible Property in good condition and repair and under adequate condition of storage to prevent its deterioration or depreciation in value, reasonable wear and tear excepted.

          (b) Except as otherwise permitted under the Loan Agreement, the Debtor shall keep the Collateral free and clear of liens other than the security interests created in favor of the Secured Party under this Agreement, and shall declare and pay all fees, assessments, charges or taxes allocable to the Collateral, or which might result in a lien against the Collateral unless the Debtor at its own expense is contesting the validity or amount thereof in good faith by an appropriate administrative or judicial proceeding timely instituted which shall operate to prevent the collection or satisfaction of the lien or amount so contested. If the Debtor fails to pay such amount and is not contesting it in accordance with the preceding sentence, the Secured Party may, but is not obligated to, pay it, and such payment shall be deemed conclusive evidence of the legality or validity of such amount.

          (c) If the Debtor fails to provide insurance pursuant to the Loan Agreement, the Secured Party may, but is not obligated to, pay for such insurance. The Debtor shall promptly reimburse the Secured Party for any payments made pursuant to this paragraph, and until reimbursement, such payments shall be a part of the obligations secured by this Agreement.

     19. Use and Inspection of Collateral. The Debtor shall not use the Collateral in violation of any statute or ordinance, and the Secured Party shall have the right, at reasonable hours, to inspect the Collateral at the premises of the Debtor or wherever the Collateral may be located.

     20.  NOTICE.

          (a) Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is given at least five (5) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

          (b) All notices or other communications under this Agreement shall be made in accordance with Section 12.14 of the Loan Agreement.

     21. FURTHER ASSURANCE. The Debtor shall sign from time to time such other documents and instruments, and take such other action, as the Secured Party may request to create and maintain more fully the security interests in the Collateral intended to be created in this Agreement, and to perfect any such interest.

     22.  MISCELLANEOUS.

          (a) Failure by the Secured Party to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Secured Party shall continue in full force and effect until such right is specifically waived in a writing signed by the Secured Party.

          (b) If any part, term or provision of this Agreement is held by any court to be prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision enforced to the greatest extent allowed by law, or if it is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

          (c) The headings in this Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Agreement.

          (d) This Agreement shall inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Debtor shall bind its successors and assigns.

          (e) To the extent allowed under the Uniform Commercial Code, this Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to its conflicts of law principles.

          (f) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

          (g) The Debtor consents to one or more actions being instituted and maintained in the Jefferson County, Kentucky, Circuit Court to enforce this Agreement and/or one or more of the other Loan Documents (as defined in the Loan Agreement), and waives any objection to any such action based upon lack of personal or subject matter jurisdiction or improper venue. The Debtor agrees that any process or other legal summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified mail, or any substantially similar form of mail, addressed to the Debtor as provided in
Section 20 above.

     23. WAIVER OF JURY TRIAL. IN ORDER TO AVOID DELAYS AND MINIMIZE EXPENSE, THE LENDER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, AND THE DEBTOR, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY AMENDMENT THERETO, WHETHER NOW EXISTING OR HEREINAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND A COPY OF THIS AGREEMENT OR OF THIS PROVISION OF THIS AGREEMENT MAY BE FILED WITH ANY COURT AS EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     24. ACKNOWLEDGEMENT. The Debtor acknowledges that the Debtor has received a copy of this Agreement and each of the other Loan Documents, as fully executed by the parties thereto. The Debtor acknowledges that the Debtor (a) has READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY THE DEBTOR'S REPRESENTATIVES OR ADVISORS; (b) is thoroughly familiar with the transactions contemplated in this Agreement and the other Loan Documents; and (c) has had the opportunity to ask such questions to representatives of the Lender, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in this Agreement and the other Loan Documents as the Debtor deems necessary in connection with the Debtor's decision to enter into this Agreement.

     IN WITNESS WHEREOF, the Debtor and the Secured Party have executed and delivered this Agreement as of the date set out in the preamble hereto, but actually on the dates set forth below.


                                  DEBTOR:

                                  TUMBLEWEED, LLC


                                  By________________________________
                                     John A. Butorac, Jr., Manager

                                  Date:_____________________________

                                  and By____________________________
                                         James M. Mulrooney, Manager

                                  Date:_____________________________

                                  SECURED PARTY:

                                  LIBERTY NATIONAL BANK AND TRUST
                                     COMPANY OF KENTUCKY

                                  By________________________________

                                  Title:____________________________

                                  Date:_____________________________

                                      SCHEDULE A
                                TO SECURITY AGREEMENT



1900 Mellwood Avenue, Louisville, Kentucky

1000 Linn Station Road, Louisville, Kentucky

3987 Dutchmans Lane, Louisville, Kentucky

4255 Outer Loop, Louisville, Kentucky

7484 Turfway Road, Saratoga Square, Florence, Kentucky

9956 Escort Drive, Mason Ohio